CALCULATION OF REGISTRATION FEE

		Maximum	Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Unit	Offering Price	Fee(1)(2)
7.875% Corporate HiMEDS Units	$440,000,000	100%	$440,000,000	$13,508

(1)	Calculated in accordance with Rule 457(r) and 457(o) under the Securities Act of 1933.
(2)	Pursuant to Rule 457(p) under the Securities Act, a registration fee of $63,350 was paid with respect to securities available for issuance under a Registration Statement on Form S-3 (Registration No. 333-120239) filed by Avery Dennison Corporation on November 5, 2004. Pursuant to Rule 457(b) and 457(p), $63,350 of prepaid registration fees is presently available for offset. The $13,508 registration fee associated with the instant offering is hereby offset against the prepaid registration fees made in connection with the securities available for issuance under Registration Statement No. 333-120239. Since the prepaid registration fees completely offset the registration fee for this offering, no additional registration fee is being paid for this offering, and, following this offering, $49,842 will remain available for future offset under Registration No. 333-120239 against registration fees that would otherwise be payable under the Automatic Shelf Registration Statement on Form S-3 filed on November 14, 2007 by Avery Dennison Corporation (Registration No. 333-147369).

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-147369

Prospectus supplement
(To Prospectus dated November 14, 2007)

8,000,000 HiMEDSSM Units
(Initially Consisting of 8,000,000 Corporate HiMEDS Units)
Avery Dennison Corporation
7.875% Corporate HiMEDS Units

Each HiMEDS Unit will have a stated amount of $50 and will consist of a purchase contract issued by us and, initially, a 1/20, or 5%, undivided beneficial ownership interest in $1,000 principal amount of our 5.350% senior notes due November 15, 2020, which we refer to as a Corporate HiMEDS Unit.

•	The purchase contract will obligate you to purchase from us, no later than November 15, 2010, for a price of $50 in cash, the following number of shares of our common stock:

•	if the adjusted applicable market value of our common stock, which will be determined by reference to average closing prices for our common stock over the 20-trading day period ending on the third trading day prior to November 15, 2010, is equal to or greater than $65.09, which we refer to as the threshold appreciation price, 0.7682 or more shares of our common stock (which in no event will be more than 0.9756 shares), as adjusted for anti-dilution events, with the actual number of shares issuable being determined based on the formula described herein;
•	if the adjusted applicable market value is less than $65.09, the threshold appreciation price, but greater than $51.25, which we refer to as the reference price, a number of shares of our common stock having a value, based on the average closing price, equal to $50; and
•	if the adjusted applicable market value is less than or equal to $51.25, the reference price, 0.9756 shares of our common stock, as adjusted for anti-dilution events.

•	We will also pay you quarterly contract adjustment payments at a rate of 2.525% per year of the stated amount of $50 per HiMEDS Unit, or $1.2625 per year, subject to our right to defer contract adjustment payments, as described in this prospectus supplement.

•	The senior notes will initially bear interest at a rate of 5.350% per year, payable, initially, quarterly. The senior notes will be remarketed as described in this prospectus supplement. After a successful remarketing, the interest rate on the senior notes will be reset on November 15, 2010 to the fixed interest rate determined by the remarketing agent and thereafter interest will become payable semi-annually. If the senior notes are not successfully remarketed, the interest rate on the senior notes will remain unchanged and interest will continue to be paid on a quarterly basis. In connection with a successful remarketing of the senior notes, we may elect to change the stated maturity of the senior notes to an earlier date not earlier than November 15, 2012, as described in this prospectus supplement.

•	You can create Treasury HiMEDS Units from Corporate HiMEDS Units by substituting Treasury securities for the senior notes comprising a part of the Corporate HiMEDS Units, and you can recreate Corporate HiMEDS Units by substituting senior notes for the Treasury securities comprising a part of the Treasury HiMEDS Units.

•	Your ownership interest in a senior note or, if substituted for the ownership interest in a senior note, the Treasury securities, will be pledged to us to secure your obligation under the related purchase contract.

•	The Corporate HiMEDS Units will initially be sold by the underwriters in minimum increments of 20 units.

“HiMEDS” is a service mark of J.P. Morgan Securities Inc.

Our common stock is traded on the New York Stock Exchange under the symbol “AVY.” The last reported sale price of our common stock on November 14, 2007 was $51.25 per share.

The Corporate HiMEDS Units have been approved for listing on the New York Stock Exchange under the symbol “AVY PrA”, subject to official notice of issuance. We expect trading of the Corporate HiMEDS Units on the New York Stock Exchange to commence on the date of the initial delivery of the Corporate HiMEDS Units.

Investing in the HiMEDS Units involves risks. See “Risk factors” beginning on page S-24 of this prospectus supplement.

		Underwriting	Proceeds to Avery
	Price to Public	Commissions	Dennison

Per Corporate HiMEDS Unit	$50.00	$1.50	$48.50
Total	$400,000,000	$12,000,000	$388,000,000

We have granted the underwriters a 30-day option to purchase up to 800,000 additional Corporate HiMEDS Units solely to cover over-allotments, if any.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Corporate HiMEDS Units will be ready for delivery in book-entry form only through The Depository Trust Company on or about November 20, 2007.
Joint Book-Running Managers

JPMorgan	Citi
Sole Structuring Advisor

Banc of America Securities LLC	Barclays Capital	Wachovia Securities
November 14, 2007

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters have authorized any other person to provide you with different information. If any person provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, properties, results of operations or financial condition may have changed since those dates. Neither the delivery of this prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information herein is correct as of any date subsequent to the date on the cover of this prospectus supplement.

Prospectus Supplement

Prospectus

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About this prospectus supplement

This document contains two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering and the securities offered. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in the accompanying prospectus.

You should rely only on the information we provide or incorporate by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different or additional information. We are offering to sell the securities offered by this prospectus supplement, and seeking offers to buy these securities, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sales of the securities.

References to the “Company”, “we”, “our” and “us” and similar terms mean Avery Dennison Corporation and its subsidiaries, unless the context otherwise requires. References to “Paxar” mean Paxar Corporation. This prospectus supplement incorporates documents by reference which are not presented or delivered with this prospectus supplement. You may review and obtain these documents at our Internet website at www.averydennison.com, provided that no other information on our website shall be deemed incorporated by reference.

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Summary

In this summary, we have highlighted certain information in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that is important to you. To understand the terms of the HiMEDS Units, as well as the considerations that are important to you in making your investment decision, you should carefully read this entire prospectus supplement and the accompanying prospectus. You should pay special attention to the discussion under “Risk factors” in this prospectus supplement and Part I, Item IA, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 30, 2006, as well as Part II, Item IA, “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 29, 2007 to determine whether an investment in the HiMEDS Units is appropriate for you. You should also read the documents we have referred you to in “Incorporation of Certain Documents by Reference” on page 2 of the accompanying prospectus.

Unless otherwise specifically indicated, all information in this prospectus supplement assumes that the underwriters’ option to purchase additional HiMEDS Units is not exercised.

Avery Dennison Corporation

We are a global leader in pressure-sensitive labeling materials, retail tag, ticketing and branding systems, and office products. Headquartered in Pasadena, California, we are a FORTUNE 500 Company with sales of $5.6 billion for 2006. Following the acquisition of Paxar Corporation in June 2007, we have more than 30,000 employees in over 50 countries worldwide, who develop, manufacture and market a wide range of products for both consumer and industrial markets. Products offered by us include: Fasson brand self-adhesive materials; Avery Dennison and Paxar brand products for the retail and apparel industries; Avery brand office products and graphics imaging media; specialty tapes, peel-and-stick postage stamps, and labels for a wide variety of automotive, industrial and durable goods applications.

The Paxar acquisition

We completed the acquisition of Paxar on June 15, 2007 for a purchase price of approximately $1.3 billion excluding transaction costs. The Paxar business is being combined with our Retail Information Services segment, which serves the global retail information and brand identification market. Paxar provides innovative identification solutions to the retail and apparel manufacturing industries worldwide. These solutions include brand development, information services and supply chain logistics. Paxar had sales of $880.8 million and net income of $56.8 million for the year ended December 31, 2006, and sales of $215.1 million and net income of $4.1 million for the three months ended March 31, 2007. Paxar also had total assets of $769.2 million as of March 31, 2007.

Avery Dennison is a Delaware corporation whose principal executive offices are located at 150 North Orange Grove Boulevard, Pasadena, California 91103. Our main telephone number is (626) 304-2000.

The offering

References to “Avery Dennison,” “we,” “our” and “us” and “the Company” in this section are to Avery Dennison Corporation only and exclude its subsidiaries.

What are HiMEDS Units?

HiMEDS Units may be either Corporate HiMEDS Units or Treasury HiMEDS Units, as described below. The HiMEDS Units offered will initially consist of 8,000,000 Corporate HiMEDS Units (up to 8,800,000 Corporate HiMEDS Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $50. The Corporate HiMEDS Units will initially be sold by the underwriters in minimum increments of 20 units. You can create Treasury HiMEDS Units from the Corporate HiMEDS Units in the manner described below under “How can I create Treasury HiMEDS Units from Corporate HiMEDS Units?”

What are the components of a Corporate HiMEDS Unit?

Each Corporate HiMEDS Unit consists of a purchase contract and, initially, a 1/20, or 5%, undivided beneficial ownership interest in $1,000 principal amount of our senior notes due November 15, 2020, which we call the applicable ownership interest in senior notes. The senior notes will be issued in minimum denominations of $1,000 and integral multiples thereof, except in certain limited circumstances. The applicable ownership interest in senior notes underlying a Corporate HiMEDS Unit is owned by you, but it will initially be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

What is a purchase contract?

Each purchase contract underlying a HiMEDS Unit obligates the holder of the purchase contract to purchase, and obligates us to sell, on November 15, 2010, which we refer to as the purchase contract settlement date, for $50 in cash, a number of newly issued shares of our common stock equal to the “settlement rate.” The settlement rate will be calculated, subject to adjustment under the circumstances set forth in “Description of the purchase contracts—Anti-dilution adjustments,” by reference to the average closing price per share of our common stock over the 20 consecutive trading day period ending on the third trading day prior to November 15, 2010, which 20 day period we refer to as the “observation period,” as follows:

•	if the adjusted applicable market value (as defined under “Description of the purchase contracts”) of our common stock is equal to or greater than $65.09, which we refer to as the threshold appreciation price, the settlement rate will be 0.7682 or more shares of our common stock (which in no event will be more than 0.9756 shares), as adjusted for anti-dilution events, with the actual number of shares issuable being determined based on the formula described herein;

•	if the adjusted applicable market value of our common stock is less than the threshold appreciation price of $65.09 but greater than $51.25, which we refer to as the reference price, the settlement rate will be a number of shares of our common stock equal to $50 divided by the applicable market value (as defined under “Description of the purchase contracts”); and

•	if the adjusted applicable market value of our common stock is less than or equal to the reference price, the settlement rate will be 0.9756 shares of our common stock, as adjusted for anti-dilution events.

The reference price represents the last reported sale price of our common stock on the New York Stock Exchange on November 14, 2007. The threshold appreciation price represents appreciation of approximately 27.0% over the reference price.

We will not issue any fractional shares of common stock pursuant to the purchase contracts. In lieu of fractional shares otherwise issuable (calculated on an aggregate basis) in respect of purchase contracts being settled by a holder of Corporate HiMEDS Units or Treasury HiMEDS Units, the holder will be entitled to receive an amount of cash equal to the fraction of a share times the applicable market value.

Can I settle the purchase contract early?

You can settle a purchase contract for cash at any time on or prior to 4:00 p.m., New York City time, on the business day immediately preceding the first scheduled trading day of the observation period, subject to certain exceptions described under “Description of the purchase contracts—Early settlement.” If a purchase contract is settled early, the number of shares of our common stock to be issued per purchase contract will be the stated amount of $50 divided by the threshold appreciation price (the “minimum settlement rate”), which is initially 0.7682 shares.

In addition, if we are involved in a consolidation, acquisition or merger in which 10% or more of the consideration for our common stock consists of cash or cash equivalents, you will have the right to accelerate and settle the purchase contract early at the settlement rate in effect immediately prior to the closing of that consolidation, acquisition or merger and, under certain circumstances, we will increase the settlement rate by a number of additional shares, which we refer to as make-whole shares.

If you hold Corporate HiMEDS Units, you may settle early only in integral multiples of 20 Corporate HiMEDS Units. If you hold Treasury HiMEDS Units, you may settle early only in integral multiples of 20 Treasury HiMEDS Units.

Your early settlement right is subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), in effect covering the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if required by U.S. federal securities laws, we will use our commercially reasonable efforts to have a registration statement in effect covering those shares of common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled.

What is a Treasury HiMEDS Unit?

A Treasury HiMEDS Unit is a unit created from a Corporate HiMEDS Unit and consists of a purchase contract and a 1/20, or 5%, undivided beneficial ownership interest in a zero-coupon U.S. Treasury security with a principal amount at maturity of $1,000 that matures on November 15, 2010 (CUSIP No. 912820MJ3), which we refer to as a Treasury security. The ownership interest in the Treasury security that is a component of a Treasury HiMEDS Unit will be owned by you, but will be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

How can I create Treasury HiMEDS Units from Corporate HiMEDS Units?

Each holder of Corporate HiMEDS Units will have the right, at any time on or prior to 4:00 p.m., New York City time, on the second business day immediately preceding the first remarketing date, to substitute for the underlying senior notes held by the collateral agent, Treasury securities in a total principal amount at maturity equal to the aggregate principal amount of the senior notes underlying the Corporate HiMEDS Units with respect to which substitution is being made. Because Treasury securities and senior notes are issued in integral multiples of $1,000, holders of Corporate HiMEDS Units may make this substitution only in integral multiples of 20 Corporate HiMEDS Units.

Upon creation of Treasury HiMEDS Units by the substitution of Treasury securities, the senior notes underlying the applicable ownership interests in senior notes will be released to the holder and be tradable separately from the Treasury HiMEDS Units.

How can I recreate Corporate HiMEDS Units from Treasury HiMEDS Units?

Each holder of Treasury HiMEDS Units will have the right, at any time on or prior to 4:00 p.m., New York City time, on the second business day immediately preceding the first remarketing date, to substitute for the related Treasury securities held by the collateral agent, senior notes having a principal amount equal to the aggregate principal amount at stated maturity of the Treasury securities for which substitution is being made. Because Treasury securities and senior notes are issued in integral multiples of $1,000, holders of Treasury HiMEDS Units may make these substitutions only in integral multiples of 20 Treasury HiMEDS Units.

Upon the re-creation of Corporate HiMEDS Units by the substitution of senior notes, the applicable Treasury securities will be released to the holder and be separately tradable from the Corporate HiMEDS Units.

What payments am I entitled to as a holder of Corporate HiMEDS Units?

Holders of Corporate HiMEDS Units will be entitled to receive quarterly cash distributions consisting of (i) their pro rata share of interest payments on the senior notes, equivalent to the rate of 5.350% per year on the applicable beneficial ownership interests in senior notes and (ii) contract adjustment payments payable by us at the rate of 2.525% per year on the stated amount of $50 per Corporate HiMEDS Unit, subject to our right to defer the contract adjustment payments as described below.

If you settle your purchase contracts early other than on a merger early settlement date, you will have no right to receive any accrued but unpaid contract adjustment payments. If your purchase contracts are terminated upon the occurrence of certain events of our bankruptcy, insolvency, or reorganization, you will have no right to receive any accrued and unpaid contract adjustment payments and deferred contract adjustment payments.

What payments will I be entitled to if I transform my Corporate HiMEDS Units to Treasury HiMEDS Units?

Holders of Treasury HiMEDS Units will be entitled to receive quarterly contract adjustment payments payable by us at the rate of 2.525% per year on the stated amount of $50 per Treasury HiMEDS Unit, subject to our right to defer the contract adjustment payments as described below. There will be no distributions by us in respect of the Treasury securities that are a component of the Treasury HiMEDS Units but the holders of the Treasury HiMEDS Units will continue to receive the scheduled quarterly interest payments on the senior notes that were released to them when they created the Treasury HiMEDS Units as long as they continue to hold such senior notes.

If you settle your purchase contracts early other than on a merger early settlement date, you will have no right to receive any accrued but unpaid contract adjustment payments. If your purchase contracts are terminated upon the occurrence of certain events of our bankruptcy, insolvency, or reorganization, you will have no right to receive any accrued and unpaid contract adjustment payments and deferred contract adjustment payments.

Do we have the option to defer current payments?

We are not entitled to defer payments of interest on the senior notes.

We have the right to defer the payment of contract adjustment payments to any subsequent payment date until no later than the purchase contract settlement date; provided, however, that in a merger early settlement upon a cash merger or any other early settlement of the purchase contracts, we will pay deferred contract adjustment payments to but not including the cash merger settlement date or the most recent quarterly payment date, as applicable (unless earlier paid in full). Any deferred contract adjustment payments would accrue additional contract adjustment payments at the rate of 6.00% per year until paid, compounded quarterly, until paid in full.

In the event that we exercise our option to defer the payment of contract adjustment payments, then until the deferred contract adjustment payments have been paid, we will not, with certain exceptions, declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of our capital stock, or make guarantee payments with respect to the foregoing.

What are the payment dates for the Corporate HiMEDS Units?

The payments described above in respect of the Corporate HiMEDS Units will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2008, subject to, in the case of that portion of the current payment attributable to contract adjustment payments, the deferral provisions described in this prospectus supplement.

What is the remarketing?

The remarketing is one way in which the obligations of holders of Corporate HiMEDS Units to purchase common stock under the related purchase contracts may be satisfied. The remarketing agent will attempt to remarket the senior notes of holders of Corporate HiMEDS Units and will use the proceeds from any successful remarketing to settle directly the purchase contracts on the purchase contract settlement date.

We will enter into a remarketing agreement with a nationally recognized investment banking firm that will act as remarketing agent. The remarketing agent will agree to use reasonable best efforts to remarket the senior notes that are included in Corporate HiMEDS Units (as well as separately held senior notes) that are participating in the remarketing, at a price per senior note that will result in net cash proceeds equal to 100.25% of the remarketing value. The “remarketing value” of a senior note will be equal to the $1,000 principal amount of the senior note. The settlement date of any successful remarketing is expected to be the purchase contract settlement date.

The remarketing agent will deduct out of the proceeds in excess of the remarketing value as a remarketing fee an amount not exceeding 25 basis points (0.25%) of the remarketing value from such remarketing (namely up to 0.25% of the total 100.25% remarketing value).

The proceeds of the remarketing, less the remarketing fee, will be paid directly to us in settlement of the obligations of the holders of Corporate HiMEDS Units to purchase our common stock. The remarketing agent will remit the remaining portion of the proceeds, if any, for payment to the holders of the Corporate HiMEDS Units or senior notes participating in the remarketing, as appropriate.

A holder of Corporate HiMEDS Units may elect not to participate in any remarketing and, instead, retain the ownership interests in senior notes underlying those Corporate HiMEDS Units by delivering to the collateral agent, in respect of each senior note to be retained, cash in the amount and on the date specified in the Remarketing Notice to satisfy its obligations under the related purchase contracts.

As described below, a holder of a senior note in which interests are not held as part of Corporate HiMEDS Units may elect to have the separately held senior note remarketed along with the senior notes in which interests are held as part of the Corporate HiMEDS Units.

In connection with a successful remarketing, a fixed reset rate on the senior notes will be determined on the date that the remarketing agent is able to successfully remarket the senior notes. Following a successful remarketing, interest on all of the senior notes (including any senior notes that are not remarketed) will be payable semi-annually on May 15 and November 15 at the reset rate, effective on the reset effective date which will be November 15, 2010, the same date as the purchase contract settlement date.

If the senior notes are not successfully remarketed, the interest rate on the senior notes will remain unchanged and interest will continue to be paid on a quarterly basis on February 15, May 15, August 15 and November 15 of each year.

In connection with a successful remarketing, we may elect, in our sole discretion, to change the stated maturity of the senior notes from November 15, 2020 to one of the following earlier dates: November 15, 2012, November 15, 2013, November 15, 2015 and November 15, 2017. For the avoidance of doubt, in no event may we elect a maturity date earlier than November 15, 2012, which is the second anniversary of the purchase contract settlement date. Any such election would take effect on the reset effective date.

Prior to any remarketing, we will use our commercially reasonable efforts to have an effective registration statement if so required under the U.S. federal securities laws at the time for use in connection with the remarketing.

What happens if the remarketing agent does not successfully remarket the senior notes on the remarketing date?

If the remarketing agent cannot remarket the senior notes participating in the remarketing at a price per senior note that will result in net cash proceeds equal to 100.25% of the remarketing value on the ninth scheduled business day prior to the purchase contract settlement date, the remarketing agent will attempt to remarket the senior notes on each of the six business days immediately following the initial proposed remarketing date. We refer to this period as the “remarketing period”; provided, however, that in no event shall the remarketing period extend beyond the third scheduled trading day immediately preceding the purchase contract settlement date. If the remarketing agent fails to remarket the senior notes underlying the Corporate HiMEDS Units at that price by the end of the remarketing period, holders of Corporate HiMEDS Units will be deemed to have directed us to retain the securities pledged as collateral in satisfaction of the holders’ obligations under the related purchase contracts and we will exercise our rights as a secured party and may, subject to applicable law, retain or dispose of such securities to satisfy in full such holders’ obligation to purchase our common stock under the related purchase contracts on the purchase contract settlement date. In no event will a holder of a purchase contract be liable for any deficiency between the amount of such proceeds and the purchase price for the common stock under the purchase contract. In addition, holders of senior notes that have been separated from Corporate HiMEDS Units will, following a failed remarketing, have the right to put their senior notes to us on the date set forth in the Remarketing Notice for an amount equal to the principal amount of the senior notes, plus accrued and unpaid interest, by notifying the indenture trustee in accordance with the procedures set forth in the Remarketing Notice.

If I am not a party to a purchase contract, may I still participate in a remarketing of my senior notes?

Holders of senior notes whose interests are not included as part of Corporate HiMEDS Units may, on or prior to 4:00 p.m., New York City time, on the second business day immediately preceding the first remarketing date, elect to have their senior notes included in the remarketing in the manner described in “Description of the purchase contracts—Optional participation in remarketing.” The remarketing agent will use reasonable best efforts to remarket the separately held senior notes included in the remarketing at a price per senior note that will result in net cash proceeds equal to 100.25% of the remarketing value, determined on the same basis as for the other senior notes being remarketed. After deducting as a remarketing fee an amount not exceeding 25 basis points (0.25%) of the remarketing value from such remarketing, the remaining portion of the proceeds will be remitted for payment to the holders whose separate senior notes were remarketed in the remarketing. If a holder of senior notes elects to have its senior notes remarketed during the remarketing period but the remarketing agent fails to remarket the senior notes during such remarketing period, the senior notes will be promptly returned to the custodial agent for release to the holder at the end of that period.

Besides participating in a remarketing, how else can I satisfy my obligation under the purchase contracts?

Holders of Corporate HiMEDS Units or Treasury HiMEDS Units may also satisfy their obligations under the purchase contracts as follows:

•	through early settlement as described under “Can I settle the purchase contract early?” above;

•	with respect to Corporate HiMEDS Units, through cash settlement on or prior to 4:00 p.m., New York City time, on the second business day prior to the first remarketing date, as described in “Description of the purchase contracts”;

•	with respect to Treasury HiMEDS Units, through the automatic application of the proceeds of the Treasury securities; or

•	with respect to Corporate HiMEDS Units, in the case of a failed remarketing, the senior notes being retained and cancelled or resold.

Holders’ obligations under the purchase contracts will be terminated without any further action, upon the termination of the purchase contracts as a result of our bankruptcy, insolvency or reorganization.

What interest payments will I receive on the senior notes or on the applicable ownership interests in senior notes?

Interest on the senior notes will initially be payable quarterly in arrears at the annual rate of 5.350% per annum of the principal amount of $1,000 to, but excluding, the reset effective date. Following a successful remarketing, the senior notes will bear interest from and including the reset effective date at the reset rate to but excluding November 15, 2020, or such earlier maturity date not earlier than November 15, 2012 as we may elect in connection with a successful remarketing, payable semi-annually. If the senior notes are not successfully remarketed, the interest rate on the senior notes will remain unchanged and interest will continue to be paid on a quarterly basis on February 15, May 15, August 15 and November 15 of each year. On the interest payment date next following the reset effective date, holders of senior notes will receive a payment of interest accrued from and including the reset effective date, to but excluding such interest payment date at the reset rate.

What are the interest payment dates on the senior notes?

On or prior to the reset effective date, interest payments will be payable quarterly in arrears on each February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2008.

If the senior notes are successfully remarketed, from the reset effective date, interest payments on all senior notes will be paid semi-annually in arrears on May 15 and November 15. If the senior notes are not successfully remarketed, interest will continue to be paid on a quarterly basis on February 15, May 15, August 15 and November 15 of each year.

When will the interest rate on the senior notes be reset and what is the reset rate?

In the event of a successful remarketing, the interest rate on all of the senior notes (including any senior notes that are not remarketed) will be reset, with such reset rate becoming effective on the purchase contract settlement date. In the event of a successful remarketing, the reset rate will be the interest rate determined by the remarketing agent as the rate the senior notes should bear in order for the senior notes that are included in Corporate HiMEDS Units (as well as separately held senior notes) that are participating in the remarketing, to be sold at a price per senior note that will result in net cash proceeds equal to 100.25% of the remarketing value. The “remarketing value” of a senior note will be equal to the $1,000 principal amount of the senior note. Any reset rate may not exceed the maximum rate, if any, permitted by applicable law. If the senior notes are not successfully remarketed, the interest rate on the senior notes will remain unchanged and interest will continue to be paid on a quarterly basis on February 15, May 15, August 15 and November 15 of each year.

When is the maturity of the senior notes?

The maturity date of the senior notes will be November 15, 2020, or such earlier date not earlier than November 15, 2012 as we may elect in connection with a successful remarketing. “Description of the purchase contracts—Remarketing.”

May the senior notes be redeemed?

The senior notes will not be redeemable at our option.

What is the ranking of the senior notes?

The senior notes will rank equally with all of our other unsecured and unsubordinated obligations and senior to any future subordinated obligations. The senior notes will rank junior to the obligations of our subsidiaries. The indenture under which the senior notes will be issued will not limit our ability to issue or incur other unsecured debt or issue preferred or common stock.

What is the ranking of the contract adjustment payments?

Our obligations with respect to the contract adjustment payments will be subordinate in right of payment to our senior indebtedness. “Senior indebtedness” with respect to the contract adjustment payments means indebtedness of any kind unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity in right of payment with or subordinate in right of payment to the contract adjustment payments.

What are the principal U.S. federal income tax consequences of an investment in HiMEDS Units?

The U.S. federal income tax treatment of an investment in HiMEDS Units is not entirely clear. We intend to treat a Corporate HiMEDS Unit as an investment unit consisting of an interest in a senior note and a purchase contract, and each Treasury HiMEDS Unit as an investment unit consisting of an interest in a Treasury security and a purchase contract for U.S. federal income tax purposes. The purchase price of each Corporate HiMEDS Unit will be allocated between the senior note and the purchase contract in proportion to their respective fair market values at the time of purchase. We will report the fair market value of each senior note as $50 and the fair market value of each purchase contract as $0.

We intend to treat our senior notes as indebtedness for tax purposes and the interest payments on our senior notes as taxable to you as ordinary interest income at the time the payments are accrued or received, in accordance with your normal method of accounting, for U.S. federal income tax purposes.

We intend to treat contract adjustment payments as taxable ordinary income to a U.S. holder (as defined in “Certain U.S. federal income tax consequences”) when received or accrued, in accordance with the U.S. holder’s regular method of tax accounting.

Withholding may apply to payments made to a non-U.S. holder (as defined in “Certain U.S. federal income tax consequences”) unless an income tax treaty reduces or eliminates such tax or the payment is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States or another exception to withholding applies.

For additional information, see “Certain U.S. federal income tax consequences.” You should consult your tax advisor concerning the U.S. federal income tax consequences of the purchase, ownership and disposition of Corporate HiMEDS Units, Treasury HiMEDS Units, the senior notes, purchase contracts and our common stock.

What are the rights and privileges of our common stock?

The shares of our common stock that you will be obligated to purchase under the purchase contracts have one vote per share. For more information regarding our common stock, please see the discussion in this prospectus supplement under the heading “Risk factors” and in the accompanying prospectus under the heading “Description of Common and Preferred Stock—Common Stock.”

The offering—explanatory diagrams

The following diagrams demonstrate some of the key features of the purchase contracts, applicable ownership interests in senior notes, Corporate HiMEDS Units and Treasury HiMEDS Units, and the transformation of Corporate HiMEDS Units into Treasury HiMEDS Units and senior notes.

The following diagrams assume that the senior notes are successfully remarketed and the interest rate on the senior notes is reset on the purchase contract settlement date.

Purchase contract

Corporate HiMEDS Units and Treasury HiMEDS Units both include a purchase contract under which the holder agrees to purchase shares of our common stock on the purchase contract settlement date. In addition, these purchase contracts include unsecured contract adjustment payments as shown in the diagrams on the following pages.

Notes:

(1)	The reference price represents the last reported sale price of our common stock on the New York Stock Exchange on November 14, 2007.

(2)	The threshold appreciation price represents appreciation of approximately 27.0% over the reference price.

(3)	If the adjusted applicable market value of our common stock is less than or equal to the reference price of $51.25, the number of shares of our common stock to be delivered to a holder of a HiMEDS Unit will be calculated by dividing the stated amount of $50 by the reference price.

(4)	If the adjusted applicable market value of our common stock is less than the threshold appreciation price of $65.09, but greater than the reference price, the number of shares of our common stock to be delivered to a holder of a HiMEDS Unit will be calculated by dividing the stated amount of $50 by the applicable market value.

(5)	If the adjusted applicable market value of our common stock is equal to or greater than the threshold appreciation price, the number of shares of our common stock to be delivered to a holder of a HiMEDS Unit will be calculated by application of the formula set forth in “Description of the purchase contracts,” but in no event will exceed 0.9756 shares.

Corporate HiMEDS Units

A Corporate HiMEDS Unit consists of two components as described below:

1/20 Ownership Interest in
Purchase Contract	Senior Note(1)(2)

(Owed to Holder) Common Stock + Contract Adjustment Payment 2.525% per annum paid quarterly (unless deferred)	(Owed to Holder) Interest 5.350% per annum paid quarterly (at the reset rate from and including the reset effective date and paid semi-annually thereafter)

(Owed to Avery Dennison) $50 at Settlement (November 15, 2010)	(Owed to Holder) $50 at Maturity (November 15, 2020)(3)

The holder of a Corporate HiMEDS Unit owns the 1/20 undivided beneficial ownership interest in the senior note but will pledge it to us through the collateral agent to secure the holder’s obligation under the related purchase contract.

Notes:

(1)	Each holder will own a 1/20, or 5%, undivided beneficial ownership interest in, and will be entitled to a corresponding portion of each interest payment payable in respect of, a $1,000 principal amount senior note.

(2)	Senior notes will be issued in minimum denominations of $1,000 and integral multiples thereof.

(3)	The senior notes are due on November 15, 2020, or such earlier maturity date not earlier than November 15, 2012 as we may elect in connection with a successful remarketing.

Treasury HiMEDS Units

A Treasury HiMEDS Unit consists of two components as described below:

1/20 Ownership Interest in
Purchase Contract	Treasury Security (CUSIP No. 912820MJ3)

(Owed to Holder) Common Stock + Contract Adjustment Payment 2.525% per annum paid quarterly (unless deferred)

(Owed to Avery Dennison) $50 at Settlement (November 15, 2010)	(Owed to Holder) $50 at Maturity (November 15, 2010)

•	The holder owns the 1/20 undivided beneficial ownership interest in the Treasury security that forms a part of the Treasury HiMEDS Unit but will pledge it to us through the collateral agent to secure the holder’s obligations under the related purchase contract. Unless the purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization or the holder recreates a Corporate HiMEDS Unit, the Treasury security will be used to satisfy the holder’s obligation under the related purchase contract.

•	Treasury HiMEDS Units can only be created with integral multiples of 20 Corporate HiMEDS Units.

Senior Notes

Senior notes have the terms described below(1):

Senior Note

(Owed to Holder) Interest 5.350% per annum paid quarterly (at the reset rate from and including the reset effective date and with payments made semi-annually after a successful remarketing)

(Owed to Holder) $1,000 at Maturity (November 15, 2020)(2)

Notes:

(1)	Treasury HiMEDS Units may only be created in integral multiples of 20. As a result, the creation of 20 Treasury HiMEDS Units will release a $1,000 principal amount senior note held by the collateral agent.

(2)	The senior notes are due on November 15, 2020, or such earlier maturity date not earlier than November 15, 2012 as we may elect in connection with a successful remarketing.

Transforming Corporate HiMEDS Units into Treasury HiMEDS Units and Senior Notes

•	Because the senior notes and the Treasury securities are issued in minimum denominations of $1,000, holders of Corporate HiMEDS Units may only create Treasury HiMEDS Units in integral multiples of 20 Corporate HiMEDS Units.

•	To create 20 Treasury HiMEDS Units, a holder separates 20 Corporate HiMEDS Units into their two components—20 purchase contracts and a senior note—and then combines the purchase contracts with a Treasury security that matures on the purchase contract settlement date.

•	The senior note, which is no longer a component of Corporate HiMEDS Units and has a principal amount of $1,000, is released to the holder and is tradable as a separate security.

•	A holder owns the Treasury security that forms a part of the Treasury HiMEDS Units but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract.

•	The Treasury security together with the 20 purchase contracts constitute 20 Treasury HiMEDS Units.

•	The holder can also transform 20 Treasury HiMEDS Units and a $1,000 principal senior note into 20 Corporate HiMEDS Units. Following that transformation, the Treasury security, which will no longer be a component of the Treasury HiMEDS Unit, will be released to the holder and will be tradable as a separate security.

Notes:

(1)	Each holder will own a 1/20, or 5%, undivided beneficial ownership interest in, and will be entitled to a corresponding portion of each interest payment payable in respect of, a $1,000 principal amount senior note.

(2)	The senior notes will be issued in minimum denominations of $1,000 and integral multiples thereof.

(3)	The senior notes are due on November 15, 2020, or such earlier maturity date not earlier than November 15, 2012 as we may elect in connection with a successful remarketing.

(4)	CUSIP No. 912820MJ3.

Illustrative Remarketing Timeline

The following timeline is for illustrative purposes only and is subject to change. The dates in this timeline are based on the time periods set forth in the purchase contract and pledge agreement and the remarketing agreement. These dates are subject to change based on changes in the number of business and/or trading days for the relevant periods.

Date	Event

No later than October 12, 2010 (23 business days prior to the purchase contract settlement date)	We will issue a press release and request that the depositary notify its participants holding Corporate HiMEDS Units, Treasury HiMEDS Units and separate senior notes as to the dates of the remarketing period and procedures to be followed in the remarketing along with the cash payment needed to be made if holders elect not to participate in the remarketing.

October 13, 2010 (1 business day prior to the first scheduled trading day of the observation period)	Last day for holders of Corporate HiMEDS Units or Treasury HiMEDS Units to settle the related purchase contracts early.

October 14, 2010 (23 scheduled trading days prior to the purchase contract settlement date)	First day of observation period.

October 28, 2010, 4:00 p.m., New York City time (2 business days prior to the first remarketing date)	Last time and day to create Treasury HiMEDS Units from Corporate HiMEDS Units and recreate Corporate HiMEDS Units from Treasury HiMEDS Units.

Last time and day of holders of separate senior notes to give notice of their election to participate in the remarketing.

Last time and day for holders of Corporate HiMEDS Units to give notice of desire to settle the related purchase contract with separate cash.

Last time and day for holders of Corporate HiMEDS Units who have elected to settle the related purchase contracts with separate cash to pay the purchase price.

November 1, 2010 (9 scheduled business days prior to the purchase contract settlement date)	First remarketing date.

November 2, 2010 through November 9, 2010	Subsequent remarketing dates, if necessary.

November 10, 2010	Last day of observation period.

November 15, 2010	Purchase contract settlement date and remarketing settlement date for any successful remarketing.

Summary selected financial data

Avery Dennison Corporation

The following table presents our summary selected historical consolidated financial data as of the dates and for the periods indicated. The consolidated balance sheet and statement of income data as of December 30, 2006 and December 31, 2005 and for each of the three fiscal years ended December 30, 2006 are derived from our audited consolidated financial statements incorporated by reference into this prospectus supplement, which have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm. The consolidated balance sheet data as of September 30, 2006 are derived from our unaudited consolidated financial statements not incorporated by reference into this prospectus supplement. You should read this information in conjunction with the consolidated financial statements and notes and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our Annual Report on Form 10-K for the fiscal year ended December 30, 2006, and our Quarterly Report on Form 10-Q for the quarter ended September 29, 2007, which are incorporated by reference into this prospectus supplement. See “Incorporation of Certain Documents by Reference” in the accompanying prospectus. The consolidated balance sheet and statement of income data as of and for the nine months ended September 29, 2007 and for the nine months ended September 30, 2006 are derived from our unaudited consolidated financial statements incorporated by reference into this prospectus supplement. Our historical results are not necessarily indicative of future operating results. The information for the interim periods is unaudited, but includes all adjustments, consisting only of normal recurring adjustments, which are, in management’s opinion, necessary for a fair statement of the results of these periods. Interim results of operations as at and for the nine months ended September 29, 2007 may not be indicative of the results for the full year.

	Nine months ended		Fiscal year ended
(Dollars in millions)	Sept. 29, 2007	Sept. 30, 2006	2006	2005	2004

Statement of income data:
Net sales	4,593.8	4,164.5	$5,575.9	$5,473.5	$5,317.0
Cost of products sold	3,354.0	3,025.6	4,047.5	3,997.3	3,890.4

Gross profit	1,239.8	1,138.9	1,528.4	1,476.2	1,426.6
Marketing general and administrative expenses	849.5	748.7	1,011.1	987.9	957.4
Interest expense	70.9	42.2	55.5	57.9	58.7
Other expense, net	43.2	31.1	36.2	63.6	35.2

Income from continuing operations before taxes	276.2	316.9	425.6	366.8	375.3
Taxes on income	52.8	66.3	73.1	75.0	94.3

Income from continuing operations	223.4	250.6	352.5	291.8	281.0
Income (loss) from discontinued operations net of tax (including gain of disposal of $1.3 and tax benefit of $14.9 for the fiscal year 2006)	–	15.1	14.7	(65.4)	(1.3)

Net income	223.4	265.7	$367.2	$226.4	$279.7

	Nine months ended		Fiscal year ended
(Dollars in millions)	Sept. 29, 2007	Sept. 30, 2006	2006	2005	2004

Balance sheet data (at period end):
Total assets	6,121.5	4,257.0	$4,293.6	$4,203.9	$4,399.3
Total short-term debt and current portion of long-term debt	1,572.3	357.0	$466.4	$364.7	$204.5
Total long-term debt	755.5	550.7	$501.6	$723.0	$1,007.2
Total shareholder’s equity	1,897.7	1,747.2	$1,680.5	$1,511.9	$1,548.7

Paxar Corporation

The following tables present summary selected historical consolidated balance sheet and statement of operations data of Paxar as of the dates and for the periods indicated. The consolidated balance sheet and statement of operations data at December 31, 2006 and for the year then ended are derived from Paxar’s audited consolidated financial statements, which have been audited by Ernst & Young LLP, independent registered public accounting firm. You should read this information in conjunction with Paxar’s audited consolidated financial statements as of December 31, 2006 and for the year then ended, and unaudited consolidated financial statements as of March 31, 2007 and for the three months ended March 31, 2007 and 2006, respectively, included in our Current Report on Form 8-K/A, filed on August 29, 2007, which is incorporated by reference into this prospectus supplement. See “Incorporation of Certain Documents by Reference” in the accompanying prospectus. The information for the interim periods is unaudited, but includes all adjustments, consisting only of normal recurring adjustments, which are, in management’s opinion, necessary for a fair statement of results of these periods. Interim results of operations may not be indicative of the results for the full year.

	Three months ended		Year ended
(Dollars in millions)	March 31, 2007	March 31, 2006	December 31, 2006

Statement of income data:
Sales	$215.1	$199.6	$880.8
Cost of sales	138.5	125.4	556.9

Gross profit	76.6	74.2	323.9
Selling, general and administrative expenses	67.5	63.4	264.4
Gain on lawsuit settlement	–	–	39.4
Integration/restructuring and other costs	1.8	3.0	10.0
Merger-related costs	1.5	–	–

	Three months ended		Year ended
(Dollars in millions)	March 31, 2007	March 31, 2006	December 31, 2006

Operating Income	5.8	7.8	88.9
Other income (loss), net	0.4	0.4	(3.5)

Interest expense, net	0.5	1.2	3.8

Income before taxes	5.7	7.0	81.6
Taxes on Income	1.6	1.8	24.8

Net income	$4.1	$5.2	$56.8
Balance sheet data (at period end):
Total assets	$769.2	$755.0	$771.0
Total short-term debt and current portion of long-term debt	$9.4	$3.2	$9.3
Total long-term debt	$26.3	$107.7	$35.4
Total shareholder’s equity	$550.2	$466.8	$544.5

Summary unaudited pro forma consolidated financial data

The following unaudited pro forma consolidated financial information illustrates the effects of the Paxar acquisition on our historical financial condition and results of operations. See “Summary—The Paxar acquisition.”

The unaudited pro forma consolidated statement of income data give effect to the Paxar acquisition as if it had occurred on January 1, 2006. The unaudited pro forma consolidated financial data are presented for informational purposes only and do not purport to represent our financial condition or results of operations had the Paxar acquisition occurred as of the respective dates. In addition, the unaudited pro forma consolidated financial data do not purport to project our future financial condition or results of operations as of any future date or for any future period.

The unaudited pro forma consolidated financial data have been derived by the application of pro forma adjustments to our unaudited and audited historical consolidated financial statements, which are contained in reports that are incorporated by reference to this prospectus supplement. See “Incorporation of Certain Documents by Reference” in the accompanying prospectus. The pro forma adjustments and assumptions underlying these adjustments, using the purchase method of accounting, are described in the notes to the unaudited pro forma consolidated financial statements contained in our Current Report on Form 8-K/A, filed on August 29, 2007 and our Current Report on Form 8-K dated November 13, 2007, which are incorporated by reference in this prospectus supplement. The principal pro forma adjustments to the unaudited pro forma consolidated balance sheet consist of the following: (1) preliminary fair value adjustments to goodwill relating to the Paxar acquisition; (2) preliminary fair value adjustments to acquired intangible assets; and (3) preliminary fair value adjustments to other assets acquired and liabilities assumed, as well as stock options and performance share awards converted on the acquisition date. The principal pro forma adjustments to the unaudited pro forma consolidated statements of income consist of the following: (1) increased depreciation and amortization resulting from preliminary fair value amounts allocated to property, plant and equipment and amortizable intangible assets; (2) interest expense on the debt incurred to fund the acquisition; and (3) adjustments to income tax provision. The pro forma adjustments are based on preliminary estimates, available information and assumptions that we believe are reasonable and may be revised as additional information becomes available. These pro forma adjustments do not include any cost savings from synergies or costs of integration that may occur as a result of the Paxar acquisition.

The unaudited pro forma consolidated financial information should be read in conjunction with (1) the unaudited pro forma consolidated financial statements and accompanying notes included in our Current Report on Form 8-K/A filed on August 29, 2007, (2) the unaudited pro forma consolidated financial statements and accompanying notes included in our Current Report on Form 8-K filed on November 13, 2007 (3) our historical audited financial statements as of and for the fiscal years ended December 30, 2006, December 31, 2005 or January 1, 2005 included in our Annual Report on Form 10-K for the year ended December 30, 2006, (4) our historical unaudited financial statements as of September 29, 2007 and for the nine months ended September 29, 2007 and September 30, 2006 included in our Quarterly Report on 10-Q for the quarter ended September 29, 2007 and (4) the historical financial statements of Paxar Corporation included in our Current Report on Form 8-K/A, filed on August 29, 2007, each of which is incorporated by reference. See “Incorporation of Certain Documents by Reference” in the accompanying prospectus.

Unaudited Pro Forma Consolidated Statement of Income
Nine months ended September 29, 2007

	Avery				Pro forma	Pro forma
(In millions, except per share amounts)	Dennison(1)		Paxar(2)		adjustments	as adjusted

Net sales	$4,593.8		$422.6		$(8.1)	$5,008.3
Cost of products sold	3,354.0		271.7		(5.9)	3,622.5
					2.7
Gross profit	1,239.8		150.9		(4.9)	1,385.8
Marketing, general and administrative expense	849.5		129.4		9.5	988.4
Interest expense, net	70.9		1.3		33.5	105.7
Other expense	43.2	(3)	3.3	(4)	–	46.5
Income from continuing operations before taxes	276.2		16.9		(47.9)	245.2
Taxes on income	52.8		4.6		(10.0)	47.4
Net income from continuing operations	$223.4		$12.3		$(37.9)	$197.8
Per share amounts:
Net income per common share from continuing operations	$2.28				–	$2.02
Net income per common share from continuing operations, assuming dilution	$2.26				–	$2.00
Average shares outstanding:
Common shares	98.1				–	98.1
Common shares, assuming dilution	98.9				0.1	99.0
Common shares outstanding at period end	98.3				–	98.3

(1)	Reflects unaudited results of operations of Avery Dennison for the nine months ended September 29, 2007, which include unaudited results of operations for Paxar since the acquisition date, from June 15, 2007 to September 29, 2007.

(2)	Reflects unaudited results of operations of Paxar for the period January 1, 2007 to June 15, 2007, as obtained from the financial records of Paxar.

(3)	Other expense, net, includes asset impairment charges, restructuring costs and lease cancellation charges of $41.3 (including impairment of software assets of $18.4 related to the acquisition of Paxar), a cash flow hedge loss of $4.8 and expenses related to a divestiture of $.3 partially offset by a reversal of $(3.2) related to a patent lawsuit.

(4)	Other expense includes integration and restructuring and other costs of $1.8 and merger-related costs of $1.5 for the three months ended March 31, 2007.

See Notes to Unaudited Pro Forma Consolidated Financial Statements in our Current Report on Form 8-K/A filed on August 29, 2007 and Current Report on Form 8-K filed on November 13, 2007 for explanations of assumptions and adjustments reflected in these pro forma financial statements.

Unaudited Pro Forma Consolidated Statement of Income
Year ended December 30, 2006

	Avery				Pro forma	Pro forma
(In millions, except per share amounts)	Dennison		Paxar		adjustments	as adjusted

Net sales	$5,575.9		$880.8		$(14.6)	$6,442.1
Cost of products sold	4,047.5		556.9		(12.4)	4,597.9
					5.9

Gross profit	1,528.4		323.9		(8.1)	1,844.2
Marketing, general and administrative expense	1,011.1		267.9		22.6	1,301.6
Interest expense, net	55.5		3.8		71.6	130.9
Other expense (income), net	36.2	(1)	(29.4	)(2)	–	6.8

Income from continuing operations before taxes	425.6		81.6		(102.3)	404.9
Taxes on income	73.1		24.8		(19.4)	78.5

Net income from continuing operations	$352.5		$56.8		$(82.9)	$326.4

Per share amounts:
Net income per common share from continuing operations	$3.53				–	$3.27
Net income per common share from continuing operations, assuming dilution	$3.51				–	$3.24

Average shares outstanding:
Common shares	99.8				–	99.8
Common shares, assuming dilution	100.4				0.2	100.6

Common shares outstanding at period end	98.3				–	98.3

(1)	Other expense, net, includes restructuring costs, asset impairment and lease cancellation charges of $29.8, environmental remediation costs of $13, legal accrual related to a patent lawsuit of $0.4, miscellaneous taxes of $0.4 related to a divestiture and charitable contribution of $10 to Avery Dennison Foundation, partially offset by gain on sale of investment of ($10.5), gain on sale of assets of ($5.3) and gain from curtailment and settlement of a pension obligation of ($1.6).

(2)	Other income, net, includes gain on a lawsuit settlement of ($39.4), partially offset by integration and restructuring charges and other costs of $10.

See Notes to Unaudited Pro Forma Consolidated Financial Statements in our Current Report on Form 8-K/A filed on August 29, 2007 and Current Report on Form 8-K filed on November 13, 2007 for explanations of assumptions and adjustments reflected in these pro forma financial statements.

Forward-looking statements

This prospectus supplement and the accompanying prospectus and the information incorporated herein and therein by reference may contain “forward-looking” statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding future events, which may or may not occur. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will,” “would,” or similar expressions, which refer to future events and trends, identify forward-looking statements. Such forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties, which could cause our actual results to differ materially from expected results, performance or achievements expressed or implied by such forward-looking statements. Actual results and trends may differ materially from historical or expected results depending on a variety of factors, including, among others, risks and uncertainties relating to investment in development activities and new production facilities, fluctuations in cost and availability of raw materials; our ability and the ability of our subsidiaries to achieve and sustain targeted cost reductions, including cost synergies expected from the integration of the Paxar Corporation; our ability to generate sustained productivity improvements; successful integration of acquisitions; successful implementation of new manufacturing technologies and installation of manufacturing equipment; the financial condition and inventory strategies of customers; customer and supplier concentrations; changes in customer order patterns; loss of significant contracts or customers; timely development and market acceptance of new products; fluctuations in demand affecting sales to customers; impact of competitive products and pricing; business mix shift; credit risks; our ability to obtain adequate financing arrangements; fluctuations in interest rates; fluctuations in pension, insurance and employee benefit costs; impact of legal proceedings, including, among others, investigations into industry competitive practices, and any related proceedings or lawsuits pertaining to these investigations or to the subject matter thereof, as well as the impact of potential violations of the U.S. Foreign Corrupt Practices Act; changes in government regulations; changes in U.S. or international economic or political conditions; fluctuations in foreign currency exchange rates and other risks associated with foreign operations; impact of epidemiological events on the economy and our customers and suppliers; acts of war, terrorism and natural disasters; and other matters referred to in our SEC filings.

For a more detailed discussion of these and other risk factors, see “Risk factors” in this prospectus supplement and Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our Annual Report on Form 10-K for the fiscal year ended December 30, 2006 as well as in Part II, Item IA. “Risk Factors” and Part  I, Item 2. “Management Discussion of Financial Condition and Results of Operation” in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 29, 2007. The forward-looking statements included in this prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference herein and therein are made only as of their respective dates, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Risk factors

An investment in the senior notes and our common stock underlying the HiMEDS Units is subject to risk. Before you decide to invest in the HiMEDS Units, you should consider the risk factors below as well as the risk factors discussed in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our Annual Report on Form 10-K for the fiscal year ended December 30, 2006, as well as Part II, Item 1A. “Risk Factors” and Part I, Item 2. “Management’s Discussion of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 29, 2007, each of which is incorporated herein by reference. See “Incorporation of Certain Documents by Reference” in the accompanying prospectus.

Risks related to this offering

You will bear the risk that the market value of our common stock may decline.

As a holder of Corporate HiMEDS Units or Treasury HiMEDS Units, you have an obligation to buy shares of our common stock pursuant to the purchase contract that is a part of the Corporate HiMEDS Units and Treasury HiMEDS Units. Except if the Corporate HiMEDS Units or Treasury HiMEDS Units, as applicable, have been settled early, on the purchase contract settlement date, unless you pay cash to satisfy your obligation under the purchase contracts or the purchase contracts are terminated due to our bankruptcy, insolvency or reorganization, (i) in the case of Corporate HiMEDS Units, either the proceeds attributable to the applicable ownership interest in senior notes derived from the successful remarketing of the senior notes or the senior notes being retained and cancelled or resold in the case of a failed remarketing or (ii) in the case of Treasury HiMEDS Units, the principal of the related Treasury securities when paid at maturity, will automatically be used to purchase a specified number of shares of our common stock on your behalf.

The number of shares of our common stock that you will receive upon the settlement of a purchase contract is not fixed but instead will depend on the average of the closing prices per share of our common stock over the 20 consecutive trading day period ending on the third trading day immediately preceding the purchase contract settlement date. There can be no assurance that the market value of common stock received by you on the purchase contract settlement date will be equal to or greater than the price per share paid by you for our common stock. If the adjusted applicable market value of the common stock is less than $51.25, the reference price, the market value of the common stock issued to you pursuant to each purchase contract on the purchase contract settlement date (assuming that the market value is the same as the adjusted applicable market value of the common stock) will be less than the effective price per share paid by you for the common stock on the date of issuance of the HiMEDS Units. Accordingly, you assume the risk that the market value of the common stock may decline and that the decline could be substantial.

The opportunity for equity appreciation provided by an investment in the HiMEDS Units is less than that provided by a direct investment in our common stock.

Your opportunity for equity appreciation afforded by investing in the HiMEDS Units is less than your opportunity for equity appreciation if you directly invested in our common stock. This opportunity is less because the market value of the common stock to be received by you pursuant to the purchase contract on the purchase contract settlement date (assuming that the market value is the same as the applicable market value of the common stock) will only exceed the price per share paid by you for our common stock on the purchase contract settlement date if the applicable market value of the common stock exceeds the threshold appreciation price (which represents an appreciation of approximately 27.0% over the reference price). If the applicable market value of our common stock exceeds the reference price but falls below the threshold appreciation price, you realize no equity appreciation of the common stock for the period during which you own the purchase contract. Furthermore, if the applicable market value of our common stock equals or exceeds the threshold appreciation price, you would receive on the purchase contract settlement date less than 100% of the value of the shares of common stock you could have purchased with $50 at the reported last sale price of our common stock on the date of issuance of the HiMEDS Units.

The trading prices for the Corporate HiMEDS Units and Treasury HiMEDS Units will be directly affected by the trading prices of our common stock.

The trading prices of Corporate HiMEDS Units and Treasury HiMEDS Units in the secondary market will be directly affected by the trading prices of our common stock, the general level of interest rates and our credit quality. It is impossible to predict whether the price of our common stock or interest rates will rise or fall. Trading prices of our common stock will be influenced by our operating results and prospects and by economic, financial and other factors. In addition, general market conditions, including the level of, and fluctuations in the trading prices of stocks generally, and sales of substantial amounts of common stock by us in the market after the offering of the HiMEDS Units, or the perception that such sales could occur, could affect the price of our common stock. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the common stock underlying the purchase contracts and of the other components of the HiMEDS Units. Any such arbitrage could, in turn, affect the trading prices of the Corporate HiMEDS Units, Treasury HiMEDS Units, senior notes and our common stock.

If you hold Corporate HiMEDS Units or Treasury HiMEDS Units, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold Corporate HiMEDS Units or Treasury HiMEDS Units, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights, rights to receive any dividends or other distributions on the common stock and rights to respond to tender offers), but you will be subject to all changes affecting the common stock. You will only be entitled to rights on the common stock after we deliver shares of common stock in exchange for Corporate HiMEDS Units or Treasury HiMEDS Units on the purchase contract settlement date or as a result of early settlement, as the case may be, and the applicable record date, if any, for the exercise of rights occurs after that date. For example, in the event that an amendment is proposed to our articles of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

The adjustments to the settlement rate do not cover all the events, including the issuance of additional shares of common stock, that could materially and adversely affect the price of our common stock.

The number of shares of common stock that you are entitled to receive on the purchase contract settlement date or as a result of early settlement of a purchase contract is subject to adjustment for certain events arising from stock splits and combinations, cash or stock dividends and certain other actions by us that modify our capital structure. We will not adjust the number of shares of common stock that you are to receive on the purchase contract settlement date or as a result of early settlement of a purchase contract for other events, including offerings of common stock for cash by us or in connection with acquisitions. We are not restricted from issuing additional common stock during the term of the purchase contracts and have no obligation to consider your interests for any reason. If we issue additional shares of common stock, it may materially and adversely affect the price of our common stock and, because of the relationship of the number of shares to be received on the purchase contract settlement date to the price of the common stock, such other events may adversely affect the trading price of the Corporate HiMEDS Units or Treasury HiMEDS Units.

The increase in the settlement rate with respect to make-whole shares upon a cash merger may not adequately compensate you.

If a cash merger (as defined under “Description of purchase contracts”) occurs and you exercise your merger early settlement right, we will increase the settlement rate by adding additional shares, which we refer to as make-whole shares, unless the price paid per share of our common stock in the cash merger is more than $256.25 (subject to adjustment). A description of how the number of make-whole shares will be determined is set forth under “Description of the purchase contracts—Early settlement upon cash merger—Calculation of the Number of Make-Whole Shares.” Although this increase in the settlement rate is designed to compensate you for the lost option value of your HiMEDS Units as a result of a cash merger, it is only an approximation of such lost value and may not adequately compensate you for your actual loss. Furthermore, our obligation to increase the settlement rate in connection with a cash merger could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

You may have to pay taxes with respect to distributions on our common stock that you are deemed to receive.

You may be treated as receiving a constructive distribution from us with respect to the purchase contract if:

•	the settlement rate is adjusted and, as a result of the adjustment, your proportionate interest in our assets or earnings and profits is increased; and

•	the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula.

Thus, under certain circumstances, an increase in the settlement rate might give rise to a taxable dividend to you even though you will not receive any cash in connection with the increase in the settlement rate. In addition, in certain situations, you might be treated as receiving a constructive distribution if we fail to adjust the settlement rate. See “Certain U.S. federal income tax consequences—U.S. holders—Purchase contracts—Constructive Distributions and Dividends” and “—Non-U.S. holders.”

The market for the Corporate HiMEDS Units, Treasury HiMEDS Units or senior notes may be illiquid.

Prior to this offering, there has not been a market for the Corporate HiMEDS Units, Treasury HiMEDS Units or senior notes. Although the Corporate HiMEDS Units have been approved for listing on the New York Stock Exchange, subject to official notice of issuance, we have no obligation or current intention to apply for any separate listing of the Treasury HiMEDS Units or senior notes on any stock exchange; however, to the extent that either of these securities are separately traded to a sufficient extent that applicable exchange listing requirements are met, we may cause those securities to be listed on the exchange on which the Corporate HiMEDS Units are then listed, although we are under no obligation to do so. It is possible that the Corporate HiMEDS Units (and the Treasury HiMEDS Units or the senior notes if they are ever listed) could be delisted from the New York Stock Exchange, or that trading in the Corporate HiMEDS Units (or if ever listed, the Treasury HiMEDS Units and/or the senior notes) could be suspended as a result of elections to create Treasury HiMEDS Units (or, if applicable, recreate Corporate HiMEDS) that causes the number of Corporate HiMEDS Units (or, if applicable, Treasury HiMEDS Units and/or senior notes) to fall below the requirement for listing securities on the New York Stock Exchange.

We can give you no assurance as to the liquidity of any market that may develop for the Corporate HiMEDS Units, the Treasury HiMEDS Units or the senior notes, your ability to sell such securities or whether a trading market, if it develops, will continue. In addition, in the event that a sufficient number of Corporate HiMEDS Units are transformed to Treasury HiMEDS Units, the liquidity of Corporate HiMEDS Units could be adversely affected.

Your rights to the pledged securities will be subject to our security interest. In the event of our bankruptcy, the delivery of the pledged securities may be delayed.

Although you will be the beneficial owner of the applicable ownership interests in senior notes or Treasury securities, those securities will be pledged to us through the collateral agent to secure your obligations under the related purchase contracts. Thus, your rights to the pledged securities will be subject to our security interest. Additionally, notwithstanding the automatic termination of the purchase contracts in the event that we become the subject of a case under the U.S. Bankruptcy Code, the delivery of the pledged securities to you may be delayed by the imposition of the automatic stay under Section 362 of the Bankruptcy Code and claims arising out of the senior notes, like all other claims in bankruptcy proceedings, will be subject to the equitable jurisdiction and powers of the bankruptcy court.

The senior notes will be effectively subordinated to the obligations of our subsidiaries.

Our right to participate in any distribution of the assets of our subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus our ability to make payments of principal and interest on the senior notes from such distribution, is subject to the prior claims of creditors of any such subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under our contracts or otherwise to make any funds available to us. Accordingly, the payments on our senior notes will be effectively subordinated to all liabilities of our subsidiaries.

The U.S. federal income tax consequences of the purchase, ownership and disposition of the HiMEDS Units are unclear.

The treatment of the HiMEDS Units for U.S. federal income tax purposes is not entirely clear. You should consult your tax advisor as to the U.S. federal, state, local, and other tax consequences to you of an investment in HiMEDS Units. For additional tax-related risks, see “Certain U.S. federal income tax consequences” in this prospectus supplement.

The purchase contract and pledge agreement will not be qualified under the Trust Indenture Act and the obligations of the purchase contract agent are limited.

The purchase contract and pledge agreement between us and the purchase contract agent will not be qualified as an indenture under the Trust Indenture Act of 1939, as amended, and the purchase contract agent will not be required to qualify as a trustee under the Trust Indenture Act. Thus, you will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract and pledge agreement or the purchase contract agent. The senior notes constituting a part of the Corporate HiMEDS Units will be issued pursuant to an indenture, which has been qualified under the Trust Indenture Act. Accordingly, if you hold Corporate HiMEDS Units, you will have the benefit of the protections of the Trust Indenture Act only to the extent applicable to the applicable ownership interests in senior notes included in the Corporate HiMEDS Units. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

•	disqualification of the indenture trustee for “conflicting interests,” as defined under the Trust Indenture Act;

•	provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

•	the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

The trading price of the senior notes may not fully reflect the value of their accrued but unpaid interest.

The senior notes may trade at a price that does not fully reflect the value of their accrued but unpaid interest.

Use of proceeds

We expect to receive net proceeds of approximately $387 million (approximately $425.8 million if the underwriters’ over-allotment option is exercised in full) from the offering after deducting the underwriting discounts and commissions and our estimated offering expenses. We intend to use all of the net proceeds to repay commercial paper obligations we incurred principally in connection with financing the Paxar acquisition. Affiliates of each of the underwriters are lenders under our $1.1 billion revolving credit facility which serves as a commercial paper back-up facility. However, no borrowings under this facility are outstanding as of the date of this prospectus supplement. Banc of America Securities LLC and Citigroup Global Markets Inc., underwriters for this offering, are dealers in our commercial paper obligations to be repaid with the net proceeds from the offering. Affiliates of Citigroup Global Markets Inc. may receive more than 10% of the net proceeds.

Capitalization

The following table sets forth, as of September 29, 2007, our cash and cash equivalents and our consolidated capitalization (1) on an actual basis and (2) on a pro forma basis to give effect to the offering of the HiMEDS Units and our application of the net proceeds therefrom. See “Use of proceeds” in this prospectus supplement.

You should read the table together with the information set forth under “Summary—Summary selected financial data” in this prospectus supplement and the consolidated financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 30, 2006 and our Quarterly Report on Form 10-Q for the quarter ended September 29, 2007, which are incorporated by reference in this prospectus supplement.

	September 29, 2007
(amounts in millions)	Actual	Pro forma

Cash and cash equivalents	$77.3	$77.3

Debt:
Short term and current portion of long-term debt	1,572.3	1,185.3
Long term debt:
5.350% Senior Notes due 2020(1)	–	400.0
Medium-Term Notes	100.0	100.0
4.875% Senior Notes due 2103	250.0	250.0
6.625% Guaranteed Notes due 2017	248.8	248.8
6.0% Senior Notes due 2033	150.0	150.0
Other long-term borrowings	1.7	1.7
Assumed debt	5.0	5.0

Total debt	2,327.8	2,340.8
Shareholders’ equity:
Common stock, $1 par value, 400,000,000 authorized, 124,126,624 issued and 98,288,035 outstanding(2)	124.1	124.1
Capital in excess of par value(3)	832.3	804.8
Retained earnings	2,238.2	2,238.2
Cost of unallocated ESOP shares	(5.7)	(5.7)
Employee stock benefit trusts	(463.5)	(463.5)
Treasury stock at cost, 17,645,829 shares	(858.2)	(858.2)
Accumulated other comprehensive income	30.5	30.5

Total shareholders’ equity	1,897.7	1,870.2

Total capitalization	$4,225.5	$4,211.0

(1)	The 5.350% Senior Notes due 2020 are a component of the HiMEDS Units offered hereby. The 5.350% Senior Notes will mature on November 15, 2020, or such earlier date not earlier than November 15, 2012 as we may elect in connection with a successful remarketing of these Senior Notes, as described in this prospectus supplement under “Description of the purchase contracts—Remarking” and “Description of the senior notes—General.”

(2)	Excludes shares of our common stock issuable upon settlement of the HiMEDS Units offered hereby.

(3)	The present value of the HiMEDS Units contract adjustment payments will initially be charged to stockholders equity. See “Accounting treatment.”

Market price of common stock

Our common stock is quoted on the New York Stock Exchange under the symbol “AVY.” The following table lists the high and low closing sale prices of our common stock as reported on the New York Stock Exchange for the periods indicated.

	Common stock price
	High	Low

YEAR ENDED DECEMBER 31, 2007
First Quarter	$69.67	$63.46
Second Quarter	66.70	61.41
Third Quarter	68.49	55.31
Fourth Quarter (through November 14, 2007)	59.30	51.25
YEAR ENDED DECEMBER 31, 2006
First Quarter	$61.54	$56.33
Second Quarter	63.46	55.09
Third Quarter	61.97	56.95
Fourth Quarter	69.11	60.10
YEAR ENDED DECEMBER 31, 2005
First Quarter	$62.53	$56.10
Second Quarter	61.48	51.35
Third Quarter	56.92	51.98
Fourth Quarter	59.44	50.30
YEAR ENDED DECEMBER 31, 2004
First Quarter	$64.50	$55.49
Second Quarter	64.94	58.63
Third Quarter	64.40	58.56
Fourth Quarter	65.78	54.90

The last reported sale price of our common stock on the New York Stock Exchange on November 14, 2007 was $51.25 per share.

Description of the HiMEDS Units

The following is a summary of the terms of the HiMEDS Units. This summary, together with the summary of some of the provisions of the related documents described below, contains a description of all of the material terms of the HiMEDS Units but is not necessarily complete. We refer you to the copies of those documents which have been or will be filed and incorporated by reference in the registration statement of which this prospectus supplement and accompanying prospectus form a part. This summary supplements the description of the securities purchase units in the accompanying prospectus. References to “Avery Dennison,” “we,” “our,” and “us” and “the Company” in this section are to Avery Dennison Corporation only and exclude its subsidiaries.

We will issue the HiMEDS Units under the purchase contract and pledge agreement between us and The Bank of New York Trust Company, N.A., whom we refer to as the purchase contract agent. HiMEDS Units may be either Corporate HiMEDS Units or Treasury HiMEDS Units. The HiMEDS Units will initially consist of 8,000,000 Corporate HiMEDS Units (up to 8,800,000 if the underwriters exercise their over-allotment option in full), each with a stated amount of $50.

Corporate HiMEDS Units

Each Corporate HiMEDS Unit will consist of a unit comprising:

(a) a purchase contract under which

(1) the holder will agree to purchase from us, and we will agree to sell to the holder, not later than November 15, 2010, which we refer to as the purchase contract settlement date, for $50 in cash, a number of newly issued shares of our common stock equal to the settlement rate described below under “Description of the purchase contracts—Purchase of common stock,” subject to anti-dilution adjustments, and

(2) we will pay the holder quarterly contract adjustment payments at the rate of 2.525% per year on the stated amount of $50 (which equals $1.2625 per year), subject to our right to defer any contract adjustment payments (as described below), and

(b) a 1/20, or 5%, applicable beneficial ownership interest in a $1,000 principal amount senior note issued by us.

The purchase price of each Corporate HiMEDS Unit will be allocated between the related purchase contract and the related applicable beneficial ownership interest in senior notes in proportion to their respective fair market values at the time of issuance. We have determined that, at the time of issuance, the fair market value of the applicable beneficial ownership interest in senior notes will be $50 and the fair market value of each purchase contract will be $0. This position generally will be binding on each beneficial owner of each HiMEDS Unit unless certain disclosure requirements are satisfied, but will not be binding on the IRS.

As long as a unit is in the form of a Corporate HiMEDS Unit, any ownership interest in a senior note forming a part of the Corporate HiMEDS Unit will be pledged to us through the collateral agent to secure your obligation to purchase common stock under the related purchase contract. Holders of Corporate HiMEDS Units will receive interest paid on senior notes pledged in relation to their Corporate HiMEDS Units notwithstanding the Company’s security interest in such senior notes.

Creating Treasury HiMEDS Units

Each holder of Corporate HiMEDS Units will have the right, at any time on or prior to 4:00 p.m., New York City time, on the second business day immediately preceding the first remarketing date, to substitute for the related senior notes held by the collateral agent, zero-coupon Treasury securities that mature on November 15, 2010 (CUSIP No. 912820MJ3), which we refer to as a Treasury security, in a total principal amount at maturity equal to the aggregate principal amount of the senior notes underlying the applicable ownership interests in senior notes for which substitution is being made. Because Treasury securities and the senior notes are issued in integral multiples of $1,000, holders of Corporate HiMEDS Units may make this substitution only in integral multiples of 20 Corporate HiMEDS Units.

Upon the creation of Treasury HiMEDS Units by the substitution of Treasury securities, the applicable senior notes will be released to the holder and be separately tradable from the Treasury HiMEDS Units.

Each Treasury HiMEDS Unit will consist of a unit with a stated amount of $50 comprising:

(a) a purchase contract under which

(1) the holder will agree to purchase from us, and we will agree to sell to the holder, not later than the purchase contract settlement date, for $50 in cash, a number of newly issued shares of our common stock equal to the settlement rate, subject to anti-dilution adjustments, and

(2) we will pay the holder quarterly contract adjustment payments at the rate of 2.525% per year on the stated amount of $50 (which equals, $1.2625 per year), subject to our right to defer any contract adjustment payments, and

(b) a 1/20, or 5%, undivided beneficial interest in a Treasury security with a principal amount at maturity of $1,000.

To create 20 Treasury HiMEDS Units, the Corporate HiMEDS Unit holder will:

•	deposit with the collateral agent a Treasury security that has a principal amount at maturity of $1,000, which must be purchased in the open market at the Corporate HiMEDS Unit holder’s expense, and

•	transfer 20 Corporate HiMEDS Units to the purchase contract agent accompanied by a notice stating that the holder has deposited a Treasury security with the collateral agent and requesting the release to the holder of the senior notes relating to the 20 Corporate HiMEDS Units.

Upon the deposit and receipt of an instruction from the purchase contract agent, the collateral agent will release the related senior note from the pledge under the pledge agreement, free and clear of our security interest, to the purchase contract agent. The purchase contract agent then will:

•	cancel the 20 Corporate HiMEDS Units,

•	transfer the related $1,000 principal amount of senior notes to the holder, and

•	deliver 20 Treasury HiMEDS Units to the holder.

The substituted Treasury security will be pledged to us through the collateral agent to secure the Treasury HiMEDS Unit holder’s obligation to purchase common stock under the related purchase contracts. The related senior note released to the holder thereafter will trade separately from the resulting Treasury HiMEDS Units.

Holders that elect to substitute a Treasury security for $1,000 principal amount of senior notes, thereby creating Treasury HiMEDS Units, will be responsible for any fees or expenses payable in connection with the substitution.

Recreating Corporate HiMEDS Units

Each holder of Treasury HiMEDS Units will have the right at any time on or prior to 4:00 p.m., New York City time, on the second business day immediately preceding the first remarketing date, to substitute for the related Treasury securities held by the collateral agent, the senior notes having a principal amount equal to the aggregate principal amount at maturity of the Treasury securities for which substitution is being made. Because Treasury securities and senior notes are issued in integral multiples of $1,000, holders of Treasury HiMEDS Units may make these substitutions only in integral multiples of 20 Treasury HiMEDS Units.

Upon re-creation of Corporate HiMEDS Units by the substitution of a senior note, the applicable Treasury securities will be released to the holder and be separately tradable from the Corporate HiMEDS Units.

To recreate 20 Corporate HiMEDS Units, the Treasury HiMEDS Unit holder will:

•	deposit with the collateral agent a $1,000 principal amount senior note, which must be purchased in the open market at the holder’s expense unless otherwise owned by the holder, and

•	transfer 20 Treasury HiMEDS Unit certificates to the purchase contract agent accompanied by a notice stating that the Treasury HiMEDS Unit holder has deposited a $1,000 principal amount senior note with the collateral agent and requesting the release to the holder of the Treasury security relating to the Treasury HiMEDS Units.

Upon the deposit and receipt of an instruction from the purchase contract agent, the collateral agent will release the related Treasury security from the pledge under the pledge agreement, free and clear of our security interest, to the purchase contract agent. The purchase contract agent will then:

•	cancel the 20 Treasury HiMEDS Units,

•	transfer the related Treasury security to the holder, and

•	deliver 20 Corporate HiMEDS Units to the holder.

The substituted senior note will be pledged to us through the collateral agent to secure the Corporate HiMEDS Unit holder’s obligation to purchase common stock under the related purchase contracts. The related Treasury security released to the holder thereafter will trade separately from the resulting Corporate HiMEDS Units.

Holders that elect to substitute $1,000 principal amount of senior notes for a Treasury Security, thereby recreating Corporate HiMEDS Units, will be responsible for any fees or expenses payable in connection with the substitution.

Current payments

Holders of Corporate HiMEDS Units will be entitled to receive quarterly cash distributions consisting of their pro rata share of interest payments on the senior notes calculated at the rate of 5.350% per year on the senior notes, and contract adjustment payments payable by us at the rate of 2.525% per year on the stated amount of $50 per Corporate HiMEDS Unit, subject to our right to defer contract adjustment payments to any subsequent payment date until no later than the purchase contract settlement date; provided, however, that in the case of an early settlement upon a cash merger (as described in “Description of the purchase contracts—Early settlement upon cash merger”) or any other early settlement of purchase contracts, we will pay deferred contract adjustment payments to but not including the cash merger early settlement date or the most recent quarterly payment date, as applicable (if not earlier paid in full).

Holders of Treasury HiMEDS Units will be entitled to receive quarterly contract adjustment payments payable by us at the rate of 2.525% per year on the stated amount of $50 per Treasury HiMEDS Unit, subject to our right to defer contract adjustment payments to any subsequent payment date until no later than the purchase contract settlement date; provided, however, that in the case of an early settlement upon a cash merger (as described in “Description of the purchase contracts—Early settlement upon cash merger”) or any other early settlement of purchase contracts, we will pay deferred contract adjustment payments to but not including the cash merger early settlement date or the most recent quarterly payment date, as applicable, (if not earlier paid in full). There will be no distributions in respect of the Treasury securities underlying the Treasury HiMEDS Units but the holders of the Treasury HiMEDS Units will continue to receive the scheduled quarterly interest payments on the senior notes that were released to them when the Treasury HiMEDS Units were created for as long as they hold such senior notes.

Ranking

Our obligations with respect to the senior notes will be senior and unsecured and will rank equally with all of our other unsecured and unsubordinated obligations and senior to any future subordinated obligations. The senior notes will rank junior to the obligations of our subsidiaries and will be effectively subordinated to any of our indebtedness that is secured to the extent of the value of the pledged assets. The indenture under which the senior notes will be issued will not limit our ability to issue or incur other unsecured debt or issue preferred or common stock.

Our obligations with respect to the contract adjustment payments will be subordinate in right of payment to our senior indebtedness. “Senior indebtedness” with respect to the contract adjustment payments means indebtedness of any kind unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity in right of payment with or subordinate in right of payment to the contract adjustment payments.

Listing

The Corporate HiMEDS Units have been approved for listing on the New York Stock Exchange under the symbol “AVY PrA”, subject to official notice of issuance. Unless and until substitution has been made as described in “—Creating Treasury HiMEDS Units,” the senior notes will not trade separately from the Corporate HiMEDS Units. The senior notes will trade as a unit with the purchase contract component of the Corporate HiMEDS Units. If Treasury HiMEDS Units or

senior notes are separately traded to a sufficient extent that the applicable exchange listing requirements are met, we may list the Treasury HiMEDS Units or senior notes on the same exchange as the Corporate HiMEDS Units are then listed, including, if applicable, the New York Stock Exchange, although we are under no obligation to do so.

Voting and certain other rights

Holders of purchase contracts forming part of the Corporate HiMEDS Units or Treasury HiMEDS Units, in their capacities as such holders, will have no voting or other rights in respect of the common stock.

Miscellaneous

We or our affiliates may purchase from time to time any of the HiMEDS Units or any of the securities comprised by the HiMEDS Units which are then outstanding by tender or exchange offer, in the open market, by private agreement or otherwise, subject to compliance with applicable law.

Description of the purchase contracts

This section summarizes some of the terms of the purchase contract and pledge agreement, purchase contracts, remarketing agreement and indenture. The summary should be read together with the purchase contract and pledge agreement, remarketing agreement and indenture, forms of which have been or will be filed and incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. References to “Avery Dennison,” “we,” “our,” and “us” and “the Company” in this section are to Avery Dennison Corporation only and exclude its subsidiaries.

Purchase of common stock

Each purchase contract underlying a Corporate HiMEDS Unit or Treasury HiMEDS Unit will obligate the holder of the purchase contract to purchase, and us to sell, on the purchase contract settlement date, for an amount in cash equal to the stated amount of the Corporate HiMEDS Unit or Treasury HiMEDS Unit, a number of newly issued shares of our common stock equal to the “settlement rate.” The settlement rate will be calculated, subject to adjustment under the circumstances described in “—Anti-dilution adjustments,” as follows:

•	If the adjusted applicable market value of our common stock is equal to or greater than the threshold appreciation price of $65.09, the settlement rate will equal a number of shares of our common stock determined by the following formula (such settlement rate being referred to as the “high settlement rate”):

where:

“SA” refers to the stated amount ($50.00);

“RP” refers to the reference price ($51.25);

“AAMV” refers to the adjusted applicable market value (as defined below);

“TAP” refers to the threshold appreciation price ($65.09); and

“AF” refers to the anti-dilution factor (as defined below).

Accordingly, if the adjusted applicable market value of the common stock is greater than the market price on the date of this prospectus supplement and greater than the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be greater than the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the adjusted applicable market value of the common stock. If the adjusted applicable market value of is greater than the market price on the date of this prospectus supplement and the same as the threshold appreciation price, the aggregate market value of the shares issued upon settlement will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the adjusted applicable market value of the common stock.

•	If the adjusted applicable market value of our common stock is less than the threshold appreciation price of $65.09 but greater than the reference price of $51.25, the settlement rate will be a number of shares of our common stock equal to $50 divided by the applicable market value.

Accordingly, if the adjusted applicable market value of the common stock is greater than the market price on the date of this prospectus supplement but less than the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

•	If the adjusted applicable market value of our common stock is less than or equal to the reference price, the settlement rate will be 0.9756 shares of our common stock, which is equal to the stated amount divided by the reference price (such settlement rate being referred to as the “low settlement rate”).

Accordingly, if the adjusted applicable market value of the common stock is less than the market price on the date of this prospectus supplement and less than the reference price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be less than the stated amount, assuming that the market price on the purchase contract settlement date is the same as the applicable market value of the common stock. If the market price for the common stock is the same as the reference price, the aggregate market value of the shares will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

If you elect to settle your purchase contract early in the manner described under “—Early settlement,” the number of shares of our common stock issuable upon settlement of such purchase contract will be 0.7682, which is the minimum settlement rate, subject to adjustment as described under “—Anti-dilution adjustments.”

The “adjusted applicable market value” means the product of:

•	the applicable market value and

•	the anti-dilution factor in effect on the relevant settlement date;

provided, however, that if an adjustment to the anti-dilution factor is required to be made pursuant to the occurrence of any of the events described under “—Anti-dilution adjustments” below during the period taken into consideration for determining the applicable market value, appropriate and customary adjustments shall be made to the anti-dilution factor.

The “applicable market value” means the average of the closing prices per share of our common stock over the 20 consecutive trading day period ending on the third trading day immediately preceding the purchase contract settlement date (we refer to this 20 trading day period as the “observation period”); provided, however, that if we enter into a reorganization event (as defined under “—Anti-dilution adjustments” below), applicable market value shall mean the exchange property (as defined under “—Anti-dilution adjustments—Reorganization Events” below) unit value. Following the occurrence of any such event, references herein to the purchase or issuance of shares of our common stock should be construed to be references to settlement into exchange property units. For purposes of calculating the exchange property unit value, if applicable:

•	the value of any common stock shall be determined using the average of the closing prices per unit of such common stock over the 20 consecutive trading day period ending on the third trading day immediately preceding the purchase contract settlement date; and

•	the value of any other property, including securities other than common stock, shall be the value of such property determined at the effective time of the applicable reorganization event.

The “anti-dilution factor” shall initially be equal to one and shall be subject to adjustment as described under “—Anti-dilution adjustments” below. The anti-dilution factor is a cumulative factor that reflects the aggregate adjustments, if any, made to the low and minimum settlement rates.

For purposes of determining the applicable market value or the current market price (as defined under “—Anti-dilution adjustments”) for our common stock or any other common stock, the “closing price” of our common stock or such other common stock on any date of determination means:

•	the closing sale price (or, if no closing sale price is reported, the last reported sale price) of our common stock or such other common stock on the principal U.S. national or regional securities exchange on which our common stock or such other common stock is so listed or quoted; or

•	if our common stock or such other common stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for our common stock or such other common stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization; or

•	if that quoted bid price is not available, the market value of our common stock or such other common stock on that date as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

A “trading day” means a day during which trading in securities generally occurs on:

•	the principal U.S. national or regional securities exchange on which our common stock, any security distributed in a spin-off or such other common stock (any such securities being referred to as “Applicable Securities”), as the case may be, is then listed; or

•	if the Applicable Securities are not listed on a U.S. national or regional securities exchange, on the principal over-the-counter market on which the Applicable Securities are then traded;

provided, however, that no day on which the Applicable Securities experience any of the following will count as a trading day:

— any suspension of or limitation imposed on trading of the Applicable Securities on the principal U.S. national or regional securities exchange or automated inter-dealer quotation system or over-the-counter market on which they are listed or traded;

— any event (other than an event listed in the next bullet below) that disrupts or impairs the ability of market participants in general to effect transactions in or obtain market values for the Applicable Securities on the principal U.S. national or regional securities exchange or automated inter-dealer quotation system or over-the-counter market on which they are listed or traded; or

— the principal U.S. national or regional securities exchange or automated inter-dealer quotation system or over-the-counter market on which the Applicable Securities are listed or traded closes on any exchange business day prior to its scheduled closing time unless, in the case of an exchange or automated inter-dealer quotation system, such earlier closing time is announced by the exchange or system at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on that exchange and (2) the submission deadline for orders to be entered into the exchange for execution on that exchange business day.

We will not issue any fractional shares of common stock pursuant to the purchase contracts. In lieu of fractional shares otherwise issuable (calculated on an aggregate basis) in respect of purchase contracts being settled by a holder of Corporate HiMEDS Units or Treasury HiMEDS Units, the holder will be entitled to receive an amount of cash equal to the fraction of a share times the applicable market value.

Unless:

•	a holder of Corporate HiMEDS Units or Treasury HiMEDS Units has settled the related purchase contracts prior to the purchase contract settlement date through the early delivery of cash to the purchase contract agent in the manner described under “—Early settlement,” or “—Early settlement upon cash merger,”

•	a holder of Corporate HiMEDS Units that include applicable ownership interests in senior notes has settled the related purchase contracts with separate cash prior to 4:00 p.m., New York City time, on the second business day immediately preceding the first remarketing date pursuant to prior notice given in the manner described under “—Notice to settle with cash for common stock on purchase contract settlement date,” or

•	an event described under “—Termination” has occurred,

then, on the purchase contract settlement date,

•	in the case of Corporate HiMEDS Units where there has been a successful remarketing of the senior notes, the portion of the proceeds from the remarketing equal to the principal amount of the senior notes remarketed that had comprised part of Corporate HiMEDS Units immediately prior to the remarketing will automatically be applied to satisfy in full the holder’s obligation to purchase shares of our common stock under the related purchase contracts,

•	in the case of Corporate HiMEDS Units where there has not been a successful remarketing, we will exercise our rights as a secured party and retain and cancel the senior notes or sell them in one or more public or private sales, in any case in order to satisfy in full your obligation to purchase our common stock under the purchase contracts, and

•	in the case of Treasury HiMEDS Units, the principal amount of the related Treasury securities, when paid at maturity, will automatically be applied to satisfy in full the holder’s obligation to purchase common stock under the related purchase contracts.

The common stock will then be issued and delivered to the holder or the holder’s designee, upon presentation and surrender of the certificate evidencing the Corporate HiMEDS Units or

Treasury HiMEDS Units, as the case may be, and payment by the holder of any transfer or similar taxes payable in connection with the issuance of the common stock to any person other than the holder.

In the event the Company does not have an effective registration statement, there is no circumstance that would require the Company to “net cash” settle the HiMEDS Units.

Remarketing

The senior notes held by each holder of Corporate HiMEDS Units will be remarketed in a remarketing, unless the holder elects not to participate in the remarketing. In the event of a successful remarketing, a portion of the proceeds of such remarketing will be used to settle the purchase contracts on the purchase contract settlement date.

Unless a holder of Corporate HiMEDS Units delivers the requisite amount of cash and does not otherwise elect not to participate in the remarketing, as described below, the senior notes that are included in the Corporate HiMEDS Units will be remarketed on the remarketing date. Holders of senior notes that have been separated from Corporate HiMEDS Units may also elect to have their senior notes remarketed as described below under “—Optional participation in remarketing.” The remarketing period will be the seven business day period beginning on the ninth scheduled business day prior to the purchase contract settlement date; provided, however, that in no event shall the remarketing period extend beyond the third scheduled trading day prior to the purchase contract settlement date. We anticipate that the settlement date of any successful remarketing will be the purchase contract settlement date.

We will enter into a remarketing agreement with a nationally recognized investment banking firm, pursuant to which that firm will agree, as remarketing agent, to use reasonable best efforts to remarket the senior notes that are included in Corporate HiMEDS Units (or separately held senior notes) that are participating in the remarketing, at a price per senior note that will result in net cash proceeds equal to 100.25% of the remarketing value.

Prior to any remarketing, we will use our commercially reasonable efforts to have an effective registration statement if so required under the U.S. federal securities laws at the time for use in connection with the remarketing.

The “remarketing value” of a senior note will be equal to the $1,000 principal amount of the senior note.

The remarketing agent will deduct as a remarketing fee from the proceeds of the remarketing an amount not exceeding 25 basis points (0.25%) of the remarketing value from such remarketing. Such proceeds, less the remarketing fee, will be paid in direct settlement of the obligations of the holders of Corporate HiMEDS Units to purchase our common stock. The remarketing agent will remit the remaining portion of the proceeds, if any, associated with senior notes that had been part of Corporate HiMEDS Units immediately prior to the remarketing for payment to the holders of the Corporate HiMEDS Units participating in the remarketing.

Alternatively, a holder of Corporate HiMEDS Units may elect not to participate in the remarketing and, instead, retain the senior notes underlying those Corporate HiMEDS Units by delivering, in respect of each senior note to be retained, cash in the amount of $50 for each purchase contract, to the purchase contract agent on or prior to 4:00 p.m., New York City time, on the second business day immediately preceding to the first remarketing date and such cash will be used in settlement of the obligations of such non-participating holder under the related purchase contracts.

In connection with a successful remarketing, interest on the senior notes will be payable semi-annually on May 15 and November 15 at the reset rate. The reset rate on the senior notes will be a fixed rate which will be determined on the date that the remarketing agent is able to successfully remarket the senior notes. The reset rate and modified interest payment dates will become effective, if the remarketing is successful, on the reset effective date which will be November 15, 2010, the same date as the purchase contract settlement date. If the senior notes are not successfully remarketed, the interest rate on the senior notes will remain unchanged and interest will continue to be paid on a quarterly basis on February 15, May 15, August 15 and November 15 of each year.

In connection with a successful remarketing, we may elect, in our sole discretion, to change the stated maturity of the senior notes from November 15, 2020 to one of the following earlier dates: November 15, 2012, November 15, 2013, November 15, 2015 and November 15, 2017. For the avoidance of doubt, in no event may we elect a maturity date earlier than November 15, 2012, which is the second anniversary of the purchase contract settlement date. Any such election would take effect on the reset effective date.

On or prior to the 23rd business day prior to the purchase contract settlement date, we or the purchase contract agent, at our request, will give holders of Corporate HiMEDS Units and separate notes notice of the remarketing, the “Remarketing Notice,” including the amount of cash that must be delivered by holders that elect not to participate in the remarketing. A holder electing not to participate in the remarketing must notify the purchase contract agent of such election and deliver such cash to the purchase contract agent in accordance with the procedures set forth in the Remarketing Notice. A holder that notifies the purchase contract agent of such election but does not so deliver the requisite amount of cash or a holder that does not notify the purchase contract agent of its intention to make a cash settlement as described in “—Notice to settle with cash for common stock on purchase contract settlement date” below and, in either case, does not otherwise elect not to participate in the remarketing, will be deemed to have elected to participate in the remarketing.

In order to facilitate the remarketing of the senior notes at the remarketing value described above, the remarketing agent may reset the rate of interest on the senior notes, effective from the purchase contract settlement date of a successful remarketing until their maturity on November 15, 2020, or on such earlier date as we may elect in connection with the remarketing. The reset rate will be the fixed rate sufficient to cause the then current market value of each senior note to be equal to 100.25% of the remarketing value. If the remarketing agent cannot establish a reset rate meeting such requirements on the ninth business day preceding the purchase contract settlement date and therefore cannot remarket the senior notes participating in the remarketing at a price per senior note equal to 100.25% of the remarketing value, the remarketing agent will attempt to establish a reset rate meeting these requirements on each of the six immediately following business days. Any such remarketing will be at a price per senior note equal to 100.25% of the remarketing value on each subsequent remarketing date.

If the remarketing agent fails to remarket the senior notes at that price on or prior to 4:00 p.m., New York City time, on of the third business day immediately preceding the purchase contract settlement date, any holder of Corporate HiMEDS Units that has not otherwise settled its purchase contracts in cash will be deemed to have directed us to retain the securities pledged as collateral in full satisfaction of such holder’s obligations under the related purchase contract, and we will exercise our rights as a secured party with respect to such securities and may, subject to applicable law, retain and cancel the securities or sell them in one or more public or private sales to satisfy in full such holder’s obligation to purchase the common stock under the related purchase contracts on the purchase contract settlement date. In addition, holders of separate senior notes that remain outstanding will have the right to put their senior notes to us on the date set forth in the Remarketing Notice at 100% of the principal amount thereof, plus accrued and unpaid interest, by notifying the indenture trustee in accordance with the procedures set forth in the Remarketing Notice.

The obligation of a holder of purchase contracts to pay the purchase price for the common stock under the underlying purchase contracts on the purchase contract settlement date is a non-recourse obligation. Unless a holder has paid cash in settlement of its obligation under the underlying purchase contracts, the holder’s obligation will be discharged by the payment of proceeds of the senior notes or Treasury securities pledged as collateral to secure the purchase obligation, or, in the case of Corporate HiMEDS Units following a failed remarketing, by the Company exercising its rights with respect to pledged senior notes and either retaining and cancelling the senior notes or selling them in one or more public or private sales, in any case in full satisfaction of such holder’s obligation under the related purchase contract. A holder of HiMEDS Units who receives any payments of principal on account of any pledged senior notes or pledged Treasury securities will be obligated to deliver such payments to us for application to its obligation under the related purchase contracts. In no event will a holder of a purchase contract be liable for any deficiency between the proceeds from any remarketing or realization on pledged senior notes or pledged Treasury securities and the purchase price for the common stock under the purchase contract.

In the event of a failed remarketing, we will issue a press release announcing the failed remarketing by 9:00 a.m., New York City time, on the day following such failed remarketing and make this information available on our website or through another published medium as we may use at that time. We will also release this information by means of Bloomberg and Reuters (or successor or equivalent) newswire.

Optional participation in remarketing

On or prior to 4:00 p.m., New York City time, on the second business day immediately preceding the first day of the remarketing period, but no earlier than 35 business days prior to the first remarketing date, holders of senior notes that are not included as part of Corporate HiMEDS Units may elect to have their senior notes included in the remarketing by delivering their senior notes along with a notice of this election to the custodial agent. The custodial agent will hold these senior notes in an account separate from the collateral account in which the securities pledged to secure the holders’ obligations under the purchase contracts will be held. Holders of senior notes electing to have their senior notes remarketed will also have the right to withdraw that election by written notice to the custodial agent on or prior to 4:00 p.m., New York City time, on the second business day immediately preceding the first day of the remarketing period.

On the business day immediately preceding the first day of the remarketing period, the custodial agent, will deliver these separate senior notes to the remarketing agent for remarketing. The remarketing agent will use reasonable best efforts to remarket the separately held senior notes included in the remarketing on the remarketing date at a price per senior note equal to 100.25% of the remarketing value. After deducting as a remarketing fee an amount not exceeding 25 basis points (0.25%) of the total proceeds from such remarketing, the remarketing agent will remit to the collateral agent the remaining portion of the proceeds attributable to such separately held senior notes for payment to such participating holders.

If, as described above, the remarketing agent cannot remarket the senior notes during a remarketing period, the remarketing agent will promptly return the senior notes to the collateral agent to release to the holders following the conclusion of that period.

Notice to settle with cash for common stock on purchase contract settlement date

A holder of Corporate HiMEDS Units may settle the related purchase contract with separate cash at any time following our notice of a remarketing on or prior to 4:00 p.m., New York City time, on the second business day immediately preceding the first remarketing date. A holder of a Corporate HiMEDS Unit wishing to settle the related purchase contract with separate cash must notify the purchase contract agent by presenting and surrendering the Corporate HiMEDS Unit certificate evidencing the Corporate HiMEDS Unit at the offices of the purchase contract agent with the form of “Notice to Settle by Separate Cash” on the reverse side of the certificate completed and executed as indicated on or prior to 4:00 p.m., New York City time, on the second business day immediately preceding the first remarketing date and delivering the required cash payment to the collateral agent on or prior to 4:00 p.m., New York City time, on the second business day immediately preceding the first remarketing date.

So long as the Corporate HiMEDS Units are evidenced by one or more global security certificates deposited with the depositary, procedures for settlement with separate cash will also be governed by standing arrangements between the depositary and the purchase contract agent.

A holder of Corporate HiMEDS Units may settle the related purchase contracts only in integral multiples of 20 Corporate HiMEDS Units.

If a holder that has given notice of its intention to settle the related purchase contract with separate cash fails to deliver the cash to the collateral agent on or prior to 4:00 p.m., New York City time, on the second business day immediately preceding the first remarketing date, such holder’s senior notes will be included in the remarketing of senior notes.

Early settlement

Subject to the conditions described below, a holder of Corporate HiMEDS Units or Treasury HiMEDS Units may settle the related purchase contracts in cash at any time on or prior to 4:00 p.m., New York city time, on the business day immediately preceding the first scheduled trading day of the observation period by presenting and surrendering the related Corporate HiMEDS Unit or Treasury HiMEDS Units certificate, if they are in certificated form, at the offices of the purchase contract agent with the form of “Election to Settle Early/Merger Early Settlement” on the reverse side of such certificate completed and executed as indicated, accompanied by payment to us in immediately available funds of an amount equal to:

•	the stated amount times the number of purchase contracts being settled, plus

•	if the delivery is made with respect to any purchase contract during the period from 5:00 p.m., New York City time, on any record date next preceding any payment date to 9:00 a.m., New York City time, on such payment date, an amount equal to the contract adjustment payments payable on the payment date with respect to the purchase contract, minus

•	the amount of any deferred contract adjustment payments to but not including the most recent quarterly payment date.

So long as the HiMEDS Units are evidenced by one or more global security certificates deposited with the depositary, procedures for early settlement will also be governed by standing arrangements between the depositary and the purchase contract agent.

A holder of Corporate HiMEDS Units may settle early only in integral multiples of 20 Corporate HiMEDS Units. A holder of Treasury HiMEDS Units may settle early only in integral multiples of 20 Treasury HiMEDS Units.

The early settlement right is also subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act in effect covering the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. In the event that a holder seeks to exercise its rights to early settle its purchase contracts and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right shall be void unless and until such a registration statement shall be effective. We have agreed that, if required under the U.S. federal securities laws, (1) we will use our commercially reasonable efforts to have a registration statement in effect covering those shares of common stock and other securities to be delivered in respect of the purchase contracts being settled, and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement right. The Company shall have no further obligation with respect to any such registration statement if, notwithstanding using its commercially reasonable efforts, no registration statement is then effective.

Upon early settlement of the purchase contracts related to any Corporate HiMEDS Units or Treasury HiMEDS Units:

•	except as described below in “—Early settlement upon cash merger” the holder will receive the minimum settlement rate of 0.7682 shares of common stock per Corporate HiMEDS Unit or Treasury HiMEDS Unit, subject to adjustment under the circumstances described under “—Anti-dilution adjustments,” accompanied by an appropriate prospectus if required by law,

•	the senior notes, or the Treasury securities, as the case may be, related to the Corporate HiMEDS Units or Treasury HiMEDS Units will be transferred to the holder free and clear of our security interest,

•	the holder’s right to receive future contract adjustment payments and any accrued and unpaid contract adjustment payments for the period since the most recent quarterly payment date will terminate, and

•	no adjustment will be made to or for the holder on account of any accrued and unpaid contract adjustment payments referred to in the previous bullet.

If the purchase contract agent receives a Corporate HiMEDS Unit certificate, or Treasury HiMEDS Unit certificate, if they are in certificated form, accompanied by the completed “Election to Settle Early/Merger Early Settlement” and required immediately available funds, from a holder of Corporate HiMEDS Units or Treasury HiMEDS Units on or prior to 4:00 p.m., New York City time, on a business day and all conditions to early settlement have been satisfied, that day will be considered the settlement date. If the purchase contract agent receives the above after

4:00 p.m., New York City time, on a business day or at any time on a day that is not a business day, the next business day will be considered the settlement date.

Upon early settlement of purchase contracts in the manner described above, presentation and surrender of the certificate evidencing the related Corporate HiMEDS Units or Treasury HiMEDS Units if they are in certificated form and payment of any transfer or similar taxes payable by the holder in connection with the issuance of the related common stock to any person other than the holder of the Corporate HiMEDS Units or Treasury HiMEDS Units, we will cause the shares of our common stock being purchased to be issued, and the aggregate principal amount of senior notes underlying the applicable ownership interests in senior notes or the Treasury securities, as the case may be, securing the purchase contracts to be released from the pledge under the pledge agreement described in “—Pledged securities and the purchase contract and pledge agreement” and transferred, within three business days following the early settlement date, to the purchasing holder or the holder’s designee.

Early settlement upon cash merger

If we are involved in a consolidation, acquisition or merger in which 10% or more of the consideration for our common stock consists of cash or cash equivalents, which we refer to as a cash merger, then following the cash merger, each holder of a purchase contract will have the right to accelerate and settle such purchase contract early at the settlement rate in effect immediately prior to the closing of the cash merger; provided, however, for purposes of calculating this settlement rate, the applicable market value shall mean the average of the closing prices per share of our common stock over the 20 consecutive trading day period ending on the trading day immediately preceding the date on which the cash merger becomes effective (the “effective date”), and we will increase the applicable settlement rate by a number of an additional shares (such additional number of shares being hereafter referred to as the “make-whole shares”), provided that at such time, if so required under the U.S. federal securities laws, there is in effect a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled. We refer to this right as the “merger early settlement right.”

We will provide each of the holders with a notice of the completion of a cash merger within five business days after the effective date of the cash merger. The notice will specify a date (the “merger early settlement date”), which shall be no later than the earlier of 21 business days after the date of such notice or two business days prior to the first remarketing date, upon which each holder’s merger early settlement right will be settled. The notice will also set forth, among other things, the applicable settlement rate, the number of make-whole shares by which the applicable settlement rate will be increased, and the amount of the cash, securities and other consideration receivable by the holder upon settlement including any accrued and unpaid contract adjustment payments and any deferred contract adjustment payments, in each case, to but not including the merger early settlement date. To exercise the merger early settlement right, you must deliver to the purchase contract agent, no later than 4:00 p.m., New York City time, on the business day before the merger early settlement date, the certificate evidencing your Corporate HiMEDS Units or Treasury HiMEDS Units if they are held in certificated form, and payment of the applicable purchase price in immediately available funds less the amount of any accrued and unpaid contract adjustment payments and any deferred contract adjustment payments, in each case, to but not including the merger early settlement date (unless such merger early settlement occurs after the record date for such contract payment).

So long as the HiMEDS Units are evidenced by one or more global security certificates deposited with the depositary, procedures for merger early settlement will also be governed by standing arrangements between the depositary and the purchase contract agent.

If you exercise the merger early settlement right, we will deliver to you on the merger early settlement date the kind and amount of securities, cash or other property that you would have been entitled to receive if you had settled the purchase contract immediately before the cash merger at the settlement rate in effect at such time, increased by the applicable number of make-whole shares, in addition to accrued and unpaid contract adjustment payments and any deferred contract adjustment payments in each case to but not including the merger early settlement date (to the extent such payments are not offset to settle the purchase contracts). You will also receive the senior notes or Treasury securities underlying the Corporate HiMEDS Units or Treasury HiMEDS Units, as the case may be. If you do not elect to exercise your merger early settlement right, your Corporate HiMEDS Units or Treasury HiMEDS Units will remain outstanding and subject to normal settlement on the purchase contract settlement date.

We have agreed that, if required under the U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have in effect a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement upon a cash merger. In the event that a holder seeks to exercise its merger early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right shall be void unless and until such a registration statement shall be effective and the Company shall have no further obligation with respect to any such registration statement if, notwithstanding using its commercially reasonable efforts, no registration statement is then effective.

A holder of Corporate HiMEDS Units may exercise the merger early settlement right only in integral multiples of 20 Corporate HiMEDS Units. A holder of Treasury HiMEDS Units may exercise the merger early settlement right only in integral multiples of 20 Treasury HiMEDS Units.

Calculation of the Number of Make-Whole Shares. The number of make-whole shares by which the applicable settlement rate will be increased with respect to a merger early settlement will be determined by reference to the table below, based on the effective date of the cash merger and the price (the “stock price”) paid per share for our common stock in such cash merger. If holders of our common stock receive only cash in such cash merger, the stock price paid per share will be the cash amount paid per share. Otherwise, the stock price paid per share will be the average of the closing prices of our common stock over the 20 consecutive trading day period ending on the trading day immediately preceding the effective date of such cash merger.

	Stock price on effective date
	$10.25	$20.50	$30.75	$41.00	$51.25	$61.50	$65.09	$76.88	$102.50	$153.75	$205.00	$256.25

Effective date
November 20, 2007	0.6074	0.2994	0.1725	0.0783	0.0000	0.1321	0.1682	0.1216	0.0785	0.0509	0.0383	0.0306
November 15, 2008	0.4159	0.2070	0.1236	0.0481	0.0000	0.0970	0.1326	0.0877	0.0536	0.0349	0.0262	0.0209
November 15, 2009	0.2139	0.1069	0.0687	0.0255	0.0000	0.0589	0.0916	0.0477	0.0271	0.0179	0.0134	0.0108
November 15, 2010	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock price and effective date applicable to a cash merger may not be set forth on the table, in which case:

•	if the stock price is between two stock price amounts on the table or the effective date is between two dates on the table, the amount of make-whole shares will be determined by straightline interpolation between the make-whole share amounts set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

•	if the stock price is in excess of $256.25 per share (subject to adjustment as described above), then the make-whole share amount will be zero; and

•	if the stock price is less than $10.25 per share (subject to adjustment as described above) (the “minimum stock price”), then the make-whole share amount will be determined as if the stock price equaled the minimum stock price, using the straight line interpolation, as described herein, if the effective date is between two dates on the above table.

The stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted upon the occurrence of certain events requiring anti-dilution adjustments to the low settlement rate, minimum settlement rate and anti-dilution factor. The adjusted stock prices will equal the stock prices divided by the anti-dilution factor. The make-whole share amounts in the table will also be adjusted upon the occurrence of the anti-dilution adjustment events. The adjusted make-whole share amounts will be calculated in the same manner as the minimum settlement rate as set forth under “—Anti-dilution adjustments.”

Notwithstanding the foregoing, in no event will the total number of shares issuable (i.e., the sum of the applicable settlement rate in effect immediately prior to the effective date plus the make-whole shares) exceed 1.5830 (subject to adjustment).

Our obligation to increase the settlement rate by adding the number of make-whole shares as described above could be considered a penalty, in which case the enforceability thereof would be subject to general principles of economic remedies.

Contract adjustment payments

Contract adjustment payments in respect of Corporate HiMEDS Units and Treasury HiMEDS Units will be fixed at a rate per year of 2.525% of the stated amount of $50 per purchase contract. Contract adjustment payments payable for any period will be computed (1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (2) for any period other than a full quarterly period on the basis of the actual number of days elapsed and a 360-day year. Contract adjustment payments will accrue from the date of issuance of the purchase contracts and will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2008, subject to our right to defer the payment of the contract adjustment payments as described below.

Contract adjustment payments will be payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent at 5:00 p.m., New York City time, on the relevant record dates, which will be on the first day of the month in which the relevant payment date falls. These contract adjustment payments will be paid through the purchase contract agent, who will hold amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts relating to the Corporate HiMEDS Units. Subject to any applicable laws and regulations, each such payment will be made as described under “—Book-entry system.”

If any date on which contract adjustment payments are to be made on the purchase contracts related to the Corporate HiMEDS Units or Treasury HiMEDS Units is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day which is a business day, and no interest or other payment will be paid in respect of the delay. However, if that business day is in the next succeeding calendar year, that payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on that scheduled payment date. A “business day” means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in New York City are permitted or required by any applicable law to close or a day on which the indenture trustee or the collateral agent is closed for business.

Our obligations with respect to contract adjustment payments will be subordinated and junior in right of payment to our obligations under any of our senior indebtedness.

We may, at our option and upon prior written notice to the holders of the HiMEDS Units and the purchase contract agent, defer the payment of contract adjustment payments on the related purchase contracts forming a part of the HiMEDS Units to any subsequent payment date until no later than the purchase contract settlement date; provided, however, that in a merger early settlement upon a cash merger or any other early settlement of the purchase contracts, we will pay deferred contract adjustment payments to but not including the cash merger settlement date or the most recent quarterly payment date, as applicable. However, deferred contract adjustment payments would accrue additional contract adjustment payments at the rate of 6.00% per year (compounding on each succeeding payment date), until paid in full.

In the event that we exercise our option to defer the payment of contract adjustment payments then, until the deferred contract adjustment payments have been paid, we will not, and we will not permit any of our subsidiaries to, declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to our or their capital stock or make guarantee payments with respect to the foregoing; provided that the foregoing will not (i) restrict us from declaring or paying dividends on our outstanding capital stock in shares of our capital stock and (ii) restrict any of our subsidiaries from declaring or paying any dividends, or making any distributions, to us or any of our other subsidiaries.

If a purchase contract is settled early other than on a merger early settlement date, a holder will have no right to receive any accrued and unpaid contract adjustment payments. In addition, if the purchase contracts are terminated upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to Avery Dennison, the right to receive any accrued and unpaid contract adjustment payments and deferred contract adjustment payments will also terminate.

Anti-dilution adjustments

The low settlement rate, the minimum settlement rate and the anti-dilution factor will be subject to the following adjustments:

(1) Stock Dividends. If we issue to all or substantially all holders of our common stock our common stock, as a dividend or other distribution, each of the low settlement rate, the minimum settlement rate and the anti-dilution factor in effect at 5:00 p.m., New York City time, on the record date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing:

•	each of the low settlement rate, the minimum settlement rate and the anti-dilution factor by

•	a fraction of which:

—	the numerator shall be the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the record date for such dividend or other distribution; and

—	the denominator shall be the sum of such number of outstanding shares and the total number of shares constituting such dividend or other distribution.

Any adjustment made pursuant to this clause (1) shall become effective immediately after 5:00 p.m., New York City time, on the record date for such dividend or other distribution. If any dividend or distribution described in this clause (1) is declared but not so paid or made, each of the low settlement rate, the minimum settlement rate and the anti-dilution factor shall be readjusted, effective as of the date our board of directors publicly announces its decision not to make such dividend or distribution, to the low settlement rate, the minimum settlement rate and the anti-dilution factor that would then be in effect if such dividend or distribution had not been declared.

(2) Stock Purchase Rights. If we issue to all or substantially all holders of our common stock rights, options, warrants or other securities, entitling them to subscribe for or purchase shares of our common stock for a period expiring within 45 days from the date of issuance of such rights, options, warrants or other securities at a price per share of our common stock less than the current market price (other than pursuant to a dividend reinvestment, share purchase or similar plan), each of the low settlement rate, the minimum settlement rate and the anti-dilution factor in effect at 5:00 p.m., New York City time, on the record date fixed for the determination of stockholders entitled to receive such distribution shall be increased by dividing:

•	each of the low settlement rate, the minimum settlement rate and the anti-dilution factor by

•	a fraction of which:

—	the numerator shall be the sum of the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the record date for such distribution and the number of shares of our common stock which the aggregate consideration expected to be received by us upon the exercise, conversion or exchange of such rights, options, warrants or securities would purchase at the current market price; and

—	the denominator shall be the sum of the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the record date for such distribution and the number of shares of our common stock so offered for subscription or purchase, either directly or indirectly.

Any adjustment made pursuant to this clause (2) shall become effective immediately after 5:00 p.m., New York City time, on the record date for such distribution. In the event that such rights, options, warrants or other securities described in this clause (2) are not so distributed, the low settlement rate, the minimum settlement rate and the anti-dilution factor shall be readjusted, effective as of the date our board of directors publicly announces its decision not to issue such rights, options, warrants or other securities, to the low settlement rate, the minimum settlement rate and the anti-dilution factor that would then be in effect if the record date for such distribution had not occurred. To the extent that such rights, options, warrants or other securities are not exercised prior to their expiration or shares of our common stock are otherwise not delivered pursuant to such rights, options, warrants or other securities upon the exercise of such rights, options, warrants or other securities, the low settlement rate, the minimum settlement rate and the anti-dilution factor shall be readjusted to the low settlement rate, the minimum and the anti-dilution factor that would then be in effect had the adjustments made upon the issuance of such rights, options, warrants or other securities been made on the basis of delivery of only the numbers of shares of our common stock actually delivered. In determining the aggregate consideration expected to be received by us for such shares of our common stock, there shall be taken into account any consideration received for such rights, options, warrants or other securities and the value of such consideration if other than cash to be determined by the board of directors.

(3) Stock Splits; Reverse Splits and Reclassifications. If outstanding shares of our common stock shall be split or reclassified into a greater number of shares of common stock, each of the low settlement rate, the minimum settlement rate and the anti-dilution factor in effect at 5:00 p.m., New York City time, on the day upon which such split or reclassification becomes effective shall be proportionately increased. Conversely, if outstanding shares of our common stock shall each be split or reclassified into a smaller number of shares of common stock, each of the low settlement rate, the minimum settlement rate and the anti-dilution factor in effect at 5:00 p.m., New York City time, on the day upon which such combination or reclassification becomes effective shall be proportionately reduced.

Any adjustment made pursuant to this clause (3) shall become effective immediately after 5:00 p.m., New York City time, on the effective date of such stock split, reverse split or reclassification.

(4) Debt, Asset or Security Distributions. If we distribute to all or substantially all holders of our common stock, by dividend or otherwise, evidences of our indebtedness, assets (including cash) or securities but excluding:

•	any dividend or distribution referred to in clause (1) above;

•	any rights, options, warrants or other securities referred to in clause (2) above;

•	any dividend or distribution paid exclusively in cash referred to in clause (5) below; or

•	any spin-off to which the provisions set forth below in this clause (4) shall apply,

each of the low settlement rate, the minimum settlement rate and the anti-dilution factor in effect at 5:00 p.m., New York City time, on the record date fixed for the determination of stockholders entitled to receive such distribution shall be increased by dividing:

•	each of the low settlement rate, the minimum settlement rate and the anti-dilution factor by

•	a fraction of which:

—	the numerator shall be the current market price of our common stock minus the fair market value, as determined by our board of directors, on the record date for such distribution of the portion of the evidences of our indebtedness, assets (including cash) or securities so distributed applicable to one share of our common stock; and

—	the denominator shall be the current market price of our common stock.

In the case of a distribution to all or substantially all holders of our common stock consisting of shares of capital stock of any class or series of, or similar equity interests in, or relating to a subsidiary or other business unit of ours, which we refer to as a “spin-off,” that are, or, when issued, will be, traded or quoted on the New York Stock Exchange or any other U.S. national or regional securities exchange or market, the low settlement rate, the minimum settlement rate and the anti-dilution factor in effect at 5:00 p.m., New York City time, on the record date fixed for the determination of stockholders entitled to receive such distribution will be increased by dividing:

•	each of the low settlement rate, the minimum settlement rate and the anti-dilution factor, by

•	a fraction of which:

—	the numerator is the current market price of our common stock; and

—	the denominator is the sum of the current market price of our common stock and the fair market value, as determined by our board of directors as described below, of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of common stock.

For purposes of this section, “initial public offering” means the first time securities of the same class or type as the securities being distributed in the spin-off are offered to the public for cash.

If the spin-off that is not effected simultaneously with an initial public offering of the securities being distributed in the spin-off, the fair market value of the securities being distributed in the spin-off to holders of our common stock means the average of the closing prices of those securities over the 10 consecutive trading day period commencing on and including the trading day following the effective date of the spin-off.

If, however, an initial public offering of the securities being distributed in the spin-off is to be effected simultaneously with the spin-off, the fair market value of the securities being distributed in the spin-off to holders of our common stock means the initial public offering price.

Any adjustment made pursuant to this clause (4) shall become effective immediately after 5:00 p.m., New York City time, on the record date for such dividend or distribution. In the event that such dividend or distribution described in this clause (4) is not so made, the low settlement rate, the minimum settlement rate and the anti-dilution factor shall be readjusted, effective as of the date our board of directors publicly announces its decision not to pay such distribution, to the low settlement rate, the minimum settlement rate and the anti-dilution factor that would then be in effect if such distribution had not been declared. If an adjustment to the low settlement rate, the minimum settlement rate and the anti-dilution factor is required under this clause (4) during any settlement period in respect of the purchase contracts that have been tendered for settlement, delivery of the related settlement consideration will be delayed to the extent necessary in order to complete the calculations provided for in this clause (4).

(5) Cash Distributions. If we make any distribution to all or substantially all holders of our common stock, by dividend or otherwise, exclusively in cash during any quarterly period in an amount that exceeds $0.41 per share of our common stock (such per share amount being referred to as the “reference dividend”) (but excluding any cash that is distributed in a reorganization event to which the provisions described below under “—Reorganization Events” apply), each of the low settlement rate, the minimum settlement rate and the anti-dilution factor in effect at 5:00 p.m., New York City time, on the record date fixed for the determination of stockholders entitled to receive such distribution shall be increased by dividing:

•	each of the low settlement rate, the minimum settlement rate and the anti-dilution factor by

•	a fraction of which:

—	the numerator shall be equal to the current market price of our common stock minus the per share amount of the cash distribution; and

—	the denominator shall be equal to the current market price of our common stock minus the reference dividend.

Any adjustment made pursuant to this clause (5) shall become effective immediately after 5:00 p.m., New York City time, on the record date for such dividend or distribution. In the event that any dividend or distribution described in this clause (5) is not so made, the low settlement rate, the minimum settlement rate and the anti-dilution factor shall be readjusted, effective as of the date our board of directors publicly announces its decision not to pay such dividend or distribution, to the low settlement rate, the minimum settlement rate and the anti-dilution factor which would then be in effect if such dividend or distribution had not been declared.

(6) Tender and Exchange Offers. In the case that a tender offer or exchange offer made by us or any subsidiary for all or any portion of our common stock shall expire and such tender or exchange offer (as amended through the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of purchased shares) of an aggregate consideration having a fair market value per share of our common stock that exceeds the closing price of our common stock on the trading day next succeeding the last date (the “expiration date”) on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, then, each of the low settlement rate, the minimum settlement rate and the anti-dilution factor in effect at 5:00 p.m., New York City time, on the expiration date shall be increased by dividing:

•	each of the low settlement rate, the minimum settlement rate and the anti-dilution factor by

•	a fraction of which:

—	the numerator shall be equal to the product of the current market price of our common stock and the number of shares of our common stock outstanding immediately prior to the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration time”) on the expiration date; and

—	the denominator shall be equal to the sum of (x) the aggregate amount of cash and the fair market value, as determined by our board of directors, on the expiration date of the other consideration payable for shares validly tendered or exchanged and not withdrawn as of the expiration date and (y) the product of (i) the current market price of our common stock and (ii) the number of shares of our common stock outstanding immediately after the expiration time on the expiration date

Any adjustment made pursuant to this clause (6) shall become effective immediately after 5:00 p.m., New York City time, on the expiration date. In the event that we are, or one of our subsidiaries is, obligated to purchase shares of our common stock pursuant to any such tender offer or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each of the low settlement rate, the minimum settlement rate and the anti-dilution factor shall be readjusted to be the low settlement rate, the minimum settlement rate and the anti-dilution factor that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (6) to any tender offer or exchange offer would result in a decrease in each of the low settlement rate, the minimum settlement rate and the anti-dilution factor, no adjustment shall be made for such tender offer or exchange offer under this clause (6). If an adjustment to each of the low settlement rate, the minimum settlement rate and the anti-dilution factor is required pursuant to this clause (6) during any settlement period in respect of purchase contracts that have been tendered for settlement, delivery of the related settlement consideration will be delayed to the extent necessary in order to complete the calculations provided for in this clause (6).

Except with respect to a spin-off, in cases where the fair market value of assets (including cash), debt securities or certain rights, warrants or options to purchase our securities as to which clauses (4) and (5) above apply, applicable to one share of common stock, distributed to stockholders equals or exceeds the average of the closing prices of our common stock over the twenty consecutive trading day period ending on the trading day before the ex-date for such distribution, rather than being entitled to an adjustment in each of the low settlement rate, the minimum settlement rate and the anti-dilution factor, holders of the purchase contracts will be entitled to receive upon settlement, in addition to a number of shares of our common stock equal to the applicable settlement rate in effect on the applicable settlement date, the kind and amount of assets (including cash), debt securities or rights, warrants or options comprising the distribution that such holder would have received if such holder had settled its purchase contracts immediately prior to the record date for determining the holders of our common stock entitled to receive the distribution calculated by multiplying the kind and amount of assets

(including cash), debt securities or rights, warrants or options comprising the distribution by the number of shares of our common stock equal to the settlement rate in effect on the applicable settlement date. For this purpose only, the settlement rate will be calculated based on an adjusted applicable market value equal to the average of the closing prices per share of our common stock over the 20 consecutive trading day period ending on the third trading day immediately preceding the record date fixed for the determination of stockholders entitled to receive such distribution. For the avoidance of doubt, such calculated settlement rate shall be applied for this purpose only and shall not be applicable in connection with the calculation of the settlement rate for purposes of determining the number of shares of our common stock issuable in connection with the settlement of the purchase contracts.

To the extent that we have a rights plan in effect with respect to our common stock on any settlement date, upon settlement of any purchase contracts, you will receive, in addition to our common stock, the rights under the rights plan, unless, prior to such settlement date, the rights have separated from our common stock, in which case each of the low settlement rate, the minimum settlement rate and the anti-dilution factor will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (4) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

The “current market price” per share of our common stock or any other security on any day means:

•	with respect to clauses (2), (4) in the event of an adjustment not relating to a spin-off and (5) above, the average of the closing prices over the twenty consecutive trading day period ending on the trading day before the ex date with respect to the issuance or distribution requiring such computation;

•	with respect to (4) above in the event of an adjustment relating to a spin-off, (i) if the spin-off is not effected simultaneously with an initial public offering of the securities being distributed in the spin-off, the average of the closing prices of our common stock over the 10 consecutive trading day period commencing on and including the trading day following the effective date of the spin-off and (ii) if an initial public offering of the securities being distributed in the spin-off is to be effected simultaneously with the spin-off, the closing price of our common stock on the trading day on which the initial public offering price of the securities being distributed in the spin-off is determined; and

•	with respect to (6) above, the average of the closing prices over the twenty consecutive trading day period commencing on the trading day immediately succeeding the expiration date.

The term “ex date,” when used with respect to any issuance or distribution, means the first date on which our common stock or such other security, as applicable, trades, regular way, on the principal U.S. securities exchange or quotation system on which our common stock or such other security, as applicable, is listed or quoted at that time, without the right to receive the issuance or distribution.

Reorganization Events. The following events are defined as “reorganization events”:

•	any consolidation or merger of Avery Dennison with or into another person or of another person with or into Avery Dennison; or

•	any sale, transfer, lease or conveyance to another person of the assets and property of Avery Dennison as an entirety or substantially as an entirety; or

•	any statutory share exchange of Avery Dennison with another person (other than in connection with a merger or acquisition); or

•	any liquidation, dissolution or termination of Avery Dennison (other than as a result of or after the occurrence of a termination event).

Upon a reorganization event, each HiMEDS Unit shall thereafter, in lieu of a variable number of shares of our common stock, be settled by delivery of exchange property units. An “exchange property unit” represents the right to receive the kind and amount of securities, cash and other property receivable in such reorganization event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the applicable settlement date) per share of our common stock by a holder of common stock that is not a person with which we consolidated or into which we merged or which merged into us or to which such sale or transfer was made, as the case may be (we refer to any such person as a “constituent person”), or an affiliate of a constituent person to the extent such reorganization event provides for different treatment of common stock held by our affiliates and non-affiliates. In the event holders of our common stock have the opportunity to elect the form of consideration to be received in such transaction, the exchange property unit that holders of the Corporate HiMEDS Units or Treasury HiMEDS Units would have been entitled to receive will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make an election. If an exchange property unit includes property other than common stock, upon settlement, we may elect to deliver additional shares of common stock in lieu of such other property; the number of such additional shares of common stock will be equal to the applicable market value of such other property divided by the applicable market value per share of such common stock. We may only deliver additional shares of common stock in lieu of such other property if we provide notice to the holders of our HiMEDS Units of our election to do so at least three business days prior to the first trading day that will be included in the calculation of applicable market value for purposes of determining the settlement rate applicable to such settlement.

In the event of such a reorganization event, the person formed by such consolidation or merger or the person which acquires our assets shall execute and deliver to the purchase contract agent an agreement providing that the holder of each HiMEDS Unit that remains outstanding after the reorganization event (if any) shall have the rights described in the preceding paragraph. Such supplemental agreement shall provide for adjustments to the amount of any securities constituting all or a portion of an exchange property unit which, for events subsequent to the effective date of such reorganization event, shall be as nearly equivalent as may be practicable to the adjustments provided for in this “—Anti-dilution adjustments” section. The provisions described in the preceding two paragraphs shall similarly apply to successive reorganization events.

Holders have the right to settle their obligations under the HiMEDS Units early in the event of certain cash mergers as described above under “—Early settlement upon cash merger.”

General. You may be treated as receiving a constructive distribution from us with respect to the purchase contract if:

•	the settlement rate is adjusted and, as a result of the adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased; and

•	the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula.

Thus, under certain circumstances, an increase in the settlement rate might give rise to a taxable dividend to you even though you will not receive any cash in connection with the increase in the settlement rate. In addition, in certain situations, you might be treated as receiving a constructive distribution if we fail to adjust the settlement rate. See “Certain U.S. federal income tax consequences—U.S. holders—Purchase contracts—Constructive Distributions and Dividends” and “—Non-U.S. holders.”

In addition, we may increase the settlement rate if our board of directors deems it advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares of our common stock (or rights to acquire shares of our common stock) or from any event treated as a dividend or distribution for income tax purposes or for any other reasons.

Adjustments to the low settlement rate, the minimum settlement rate and the anti-dilution factor will be calculated to the nearest 1/10,000th of a share. No adjustment in the low settlement rate, the minimum settlement rate or the anti-dilution factor will be required unless the adjustment would require an increase or decrease of at least one percent therein. If any adjustment is not required to be made because it would not change the low settlement rate, the minimum settlement rate or the anti-dilution factor by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment, provided that effect shall be given to anti-dilution adjustments not later than (i) the first trading day of the 20 consecutive trading day period used to calculate the adjusted applicable market value for purposes of calculating the settlement rate in connection with the earlier of a merger early settlement date or the purchase contract settlement date, or (ii) upon early settlement.

No adjustment to the low settlement rate, the minimum settlement rate or the anti-dilution factor need be made if holders of HiMEDS Units may participate in the transaction that would otherwise give rise to an adjustment. For the avoidance of doubt, in order for holders of HiMEDS Units to have been deemed to have participated in such transaction, holders must receive the same kind and amount of property as holders of our common stock on the same date as holders of our common stock. For purposes of determining the amount of such property holders of the HiMEDS Units are entitled to receive as a result of such transaction only, a settlement rate of the HiMEDS Units will be calculated based on an adjusted applicable market value equal to the average of the closing prices per share of our common stock over the 20 consecutive trading day period ending on the third trading day immediately preceding the record date fixed for the determination of stockholders entitled to receive such distribution. For the avoidance of doubt, such calculated settlement rate shall be applied for this purpose only and shall not be applicable in connection with the calculation of the settlement rate for purposes of determining the number of shares of our common stock issuable in connection with the settlement of the purchase contracts.

The low settlement rate, the minimum settlement rate and the anti-dilution factor will only be adjusted as set forth above and will not be adjusted:

•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•	upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the HiMEDS Units were first issued; or

•	for a change in the par value or no par value of the common stock.

We will be required, within 10 business days following the occurrence of an event that requires an adjustment of the low settlement rate, the minimum settlement rate and the anti-dilution factor (or if we are not aware of such occurrence, as soon as practicable after becoming so aware), to provide written notice of the adjustment to the holders of HiMEDS Units. We will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to each of low settlement rate, the minimum settlement rate and the anti-dilution factor was determined and setting forth each adjusted low settlement rate, the minimum settlement rate and the anti-dilution factor.

Termination

The purchase contracts, and our rights and obligations and the rights and obligations of the holders of the Corporate HiMEDS Units and Treasury HiMEDS Units under the purchase contracts, including the right and obligation to purchase shares of common stock and the right to receive accrued and unpaid contract adjustment payments and deferred contract adjustment payments, will immediately and automatically terminate, without any further action, upon the occurrence of our bankruptcy, insolvency or reorganization. In the event of such a termination of the purchase contracts as a result of our bankruptcy, insolvency or reorganization, holders of the purchase contracts will not have a claim in bankruptcy under the purchase contract with respect to our issuance of shares of common stock or the right to receive contract adjustment payments.

Upon any termination, the collateral agent will release the aggregate principal amount of senior notes underlying the applicable ownership interests in senior notes or the Treasury securities, as the case may be, held by it to the purchase contract agent for distribution to the holders. Upon any termination, however, the release and distribution may be subject to a delay. In the event that we become the subject of a case under the U.S. Bankruptcy Code, the delay may occur as a result of the automatic stay under the U.S. Bankruptcy Code and continue until the automatic stay has been lifted.

If the holder’s purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization, such holder will have no right to receive any accrued and unpaid contract adjustment payments and deferred contract adjustment payments.

Pledged securities and the purchase contract and pledge agreement

Pledged securities will be pledged to us through the collateral agent, for our benefit, pursuant to the purchase contract and pledge agreement to secure the obligations of holders of Corporate HiMEDS Units and Treasury HiMEDS Units to purchase shares of common stock under the related purchase contracts. The rights of holders of Corporate HiMEDS Units and Treasury HiMEDS Units to the related pledged securities will be subject to our security interest created by the purchase contract and pledge agreement.

No holder of Corporate HiMEDS Units or Treasury HiMEDS Units will be permitted to withdraw the pledged securities related to the Corporate HiMEDS Units or Treasury HiMEDS Units from the pledge arrangement except:

•	to substitute Treasury securities for the related senior notes as provided for under “Description of the HiMEDS Units—Creating Treasury HiMEDS Units,”

•	to substitute senior notes for the related Treasury securities, as provided for under “Description of the HiMEDS Units—Recreating Corporate HiMEDS Units,” or

•	upon the termination, cash settlement, early settlement or merger early settlement of the related purchase contracts.

Subject to the security interest and the terms of the purchase contract and pledge agreement, each holder of Corporate HiMEDS Units will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights of the related senior notes, including voting and redemption rights. Each holder of Treasury HiMEDS Units will retain beneficial ownership of the related Treasury securities pledged in respect of the related purchase contracts. We will have no interest in the pledged securities other than our security interest.

Except as described in “Certain provisions of the purchase contracts and the purchase contract and pledge agreement—General,” the collateral agent will, upon receipt, if any, of payments on the pledged securities, distribute the payments to the purchase contract agent, which will in turn distribute those payments, together with contract adjustment payments received from us, to the persons in whose names the related Corporate HiMEDS Units or Treasury HiMEDS Units are registered at 5:00 p.m., New York City time, on the record date immediately preceding the date of payment.

No consent to assumption

Each holder of Corporate HiMEDS Units or Treasury HiMEDS Units, by acceptance of these securities, will under the terms of the purchase contract and pledge agreement and the Corporate HiMEDS Units or Treasury HiMEDS Units, as applicable, be deemed expressly to have withheld any consent to the assumption (i.e., affirmance) of the related purchase contracts by us or our trustee if we become the subject of a case under the U.S. Bankruptcy Code or other similar state or federal law provision for reorganization or liquidation.

Book-entry system

The Depository Trust Company, which we refer to along with its successors in this capacity as the depositary or DTC, will act as securities depositary for the Corporate HiMEDS Units and Treasury HiMEDS Units. The Corporate HiMEDS Units and Treasury HiMEDS Units will be issued only as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate number of Corporate HiMEDS Units and Treasury HiMEDS Units, will be issued and will be deposited with the depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Corporate HiMEDS Units or the Treasury HiMEDS Units so long as the Corporate HiMEDS Units or the Treasury HiMEDS Units are represented by global security certificates.

The depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

We will issue the Corporate HiMEDS Units and Treasury HiMEDS Units in definitive certificated form if the depositary notifies us that it is unwilling or unable to continue as depositary or the depositary ceases to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed by us within 90 days after such notice. In addition, beneficial interests in a global security certificate may be exchanged for definitive certificated Corporate HiMEDS Units or Treasury HiMEDS Units upon request by or on behalf of the depositary in accordance with customary procedures. The purchase contract and pledge agreement permits us to determine at any time and in our sole discretion that Corporate HiMEDS Units or Treasury HiMEDS Units shall no longer be represented by global certificates. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global certificates at the request of each DTC participant. We would issue definitive certificates in exchange for any beneficial interests withdrawn. Any global Corporate HiMEDS Unit or Treasury HiMEDS Unit, or portion thereof, that is exchangeable pursuant to this paragraph will be exchangeable for Corporate HiMEDS Unit or Treasury HiMEDS Unit certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Corporate HiMEDS Units or Treasury HiMEDS Units represented by these certificates for all purposes under the Corporate HiMEDS Units or

Treasury HiMEDS Units and the purchase contract and pledge agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have such global security certificates or the Corporate HiMEDS Units or Treasury HiMEDS Units represented by these certificates registered in their names,

•	will not receive or be entitled to receive physical delivery of Corporate HiMEDS Unit or Treasury HiMEDS Unit certificates in exchange for beneficial interests in global security certificates, and

•	will not be considered to be owners or holders of the global security certificates or any Corporate HiMEDS Units or Treasury HiMEDS Units represented by these certificates for any purpose under the Corporate HiMEDS Units or Treasury HiMEDS Units or the purchase contract and pledge agreement.

All payments on the Corporate HiMEDS Units or Treasury HiMEDS Units represented by the global security certificates and all transfers and deliveries of related senior notes, Treasury securities and shares of common stock will be made to the depositary or its nominee, as the case may be, as the holder of the securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of purchase contracts on the purchase contract settlement date or upon early settlement or merger early settlement will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the purchase contract agent or any agent of ours or of the purchase contract agent will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfer of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

Certain provisions of the purchase contracts and the
purchase contract and pledge agreement

This summary summarizes some of the other provisions of the purchase contract and pledge agreement. This summary should be read together with the purchase contract and pledge agreement, a form of which has been or will be filed and incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. References to “Avery Dennison,” “we,” “our,” and “us” and “the Company” in this section are to Avery Dennison Corporation only and exclude its subsidiaries.

General

Except as described in “Description of the purchase contracts—Book-entry system,” payments on the HiMEDS Units will be made, purchase contracts (and documents relating to the Corporate HiMEDS Units, Treasury HiMEDS Units and purchase contracts) will be settled, and transfers of the Corporate HiMEDS Units and Treasury HiMEDS Units will be registrable, at the office of the purchase contract agent. In addition, if the Corporate HiMEDS Units and Treasury HiMEDS Units do not remain in book-entry form:

•	payment on the HiMEDS Units may be made, at our option, by check mailed to the address of the holder entitled to payment as shown on the security register or by a wire transfer to the account designated by the holder by a prior written notice; and

•	shares of common stock will be delivered on the purchase contract settlement date (or earlier upon early settlement or merger early settlement), or, if the purchase contracts have terminated, the related pledged securities will be delivered (potentially after a delay as a result of the imposition of the automatic stay under the Bankruptcy Code, see “Description of the purchase contracts—Termination”) at the office of the purchase contract agent upon presentation and surrender of the applicable certificate.

If you fail to present and surrender the certificate evidencing the Corporate HiMEDS Units or Treasury HiMEDS Units to the purchase contract agent on or prior to the purchase contract settlement date, the shares of common stock issuable upon settlement of the related purchase contract will be registered in the name of the purchase contract agent. The shares, together with any distributions, will be held by the purchase contract agent as agent for your benefit until the certificate is presented and surrendered or you provide satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and us.

If the purchase contracts terminate prior to the purchase contract settlement date, the related pledged securities will be transferred to the purchase contract agent for distribution to the holders. If a holder fails to present and surrender the certificate evidencing the holder’s Corporate HiMEDS Units or Treasury HiMEDS Units to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and payments on such pledged securities will be held by the purchase contract agent as agent for the benefit of the holder until the applicable certificate is presented or the holder provides the evidence and indemnity described above.

The purchase contract agent will have no obligation to invest or to pay interest on any amounts held by the purchase contract agent pending payment to any holder.

No service charge will be made for any registration of transfer or exchange of the Corporate HiMEDS Units or Treasury HiMEDS Units, except for any tax or other governmental charge that may be imposed in connection with a transfer or exchange.

Modification

The purchase contract and pledge agreement will contain provisions permitting us, the purchase contract agent, the collateral agent, the custodial agent and the securities intermediary to modify the purchase contract and pledge agreement without the consent of the holders for any of the following purposes:

•	to evidence the succession of another person to the Company, and the assumption by any such successor of the covenants of the Company in the purchase contract and pledge agreement and in the HiMEDS Unit certificates;

•	to evidence and provide for the acceptance of appointment hereunder by a successor purchase contract agent, collateral agent, securities intermediary or custodial agent;

•	to add to the covenants of the Company for the benefit of the holders, or surrender any right or power herein conferred upon the Company, provided that such covenants or such surrender do not adversely affect the validity, perfection or priority of the pledge created under the purchase contract and pledge agreement;

•	to make provision with respect to the rights of Holders pursuant to the requirements applicable to reorganization events;

•	to cure any ambiguity (or formal defect), or correct or supplement any provisions herein that may be inconsistent with any other provisions in the purchase contract and pledge agreement; or

•	make any other provisions with respect to such matters or questions arising under the purchase contract and pledge agreement; provided that such action shall not adversely affect the interests of the holders in any material respect; provided further that any amendment made solely to conform the provisions of the purchase contract and pledge agreement to the description of the HiMEDS Units and the purchase contracts contained in this prospectus will not be deemed to adversely affect the interests of the holders.

The purchase contract and pledge agreement will contain provisions permitting us, the purchase contract agent, the collateral agent, the custodial agent and the securities intermediary, with the consent of the holders of not less than a majority of the outstanding HiMEDS Units to modify the terms of the purchase contracts or the purchase contract and pledge agreement or the rights of the holders in respect of the HiMEDS Units. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected by the modification:

•	change any payment date;

•	change the amount of collateral required to be pledged to secure obligations under the purchase contracts or impair the right of the holder of any pledged securities to receive distributions on the pledged securities or otherwise adversely affect the holder’s rights in or to the pledged securities;

•	impair the right to institute suit for the enforcement of the purchase contract or payment of any contract adjustment payments;

•	reduce the number of shares of common stock purchasable under the purchase contract, increase the price to purchase shares of common stock upon settlement of the purchase contract (except, in each case, to the extent expressly provided in the anti-dilution provisions), change the purchase contract settlement date or the right to early settlement or otherwise adversely affect the holder’s rights under the purchase contract;

•	reduce any contract adjustment payments or any deferred contract adjustment payments or change any place where, or the coin or currency in which, any contract adjustment payment is payable;

•	reduce the above-stated percentage of outstanding purchase contracts the consent of the holders of which is required for the modification or amendment of the provisions of the purchase contracts or the purchase contract and pledge agreement; or

•	otherwise effect any action that would require the consent of the holder of each outstanding HiMEDS Unit affected thereby if such action were effected by a modification or amendment of the provisions of the purchase contract and pledge agreement.

If any amendment or proposal referred to above would adversely affect only the Corporate HiMEDS Units or the Treasury HiMEDS Units, then only the affected class of holders will be entitled to vote on the amendment or proposal, and the amendment or proposal will not be effective except with the consent of the holders of not less than a majority of the affected class or of all of the holders of the affected classes, as applicable.

Deemed actions by holders by acceptance

Each holder of Corporate HiMEDS Units or Treasury HiMEDS Units, by acceptance of these securities, will be deemed to have, among other things:

•	irrevocably authorized the purchase contract agent to enter into and perform the related purchase contracts on its behalf as its attorney-in-fact;

•	agreed to be bound by the terms and provisions of the related purchase contracts;

•	covenanted and agreed to perform its obligations under the related purchase contracts for so long as such holder remains a holder of the Corporate HiMEDS Units or Treasury HiMEDS Units;

•	consented to the provisions of the purchase contract and pledge agreement;

•	irrevocable authorized the purchase contract agent to enter into and perform the purchase contract and pledge agreement on its behalf and in its name as its attorney-in-fact;

•	consented to, and agreed to be bound by, the pledge of such holder’s right, title and interest in and to the senior notes or Treasury securities, as applicable;

•	covenanted and agreed that the proceeds of the pledged senior notes or pledged Treasury securities shall be paid by the collateral agent to us in satisfaction of such holder’s obligations under the related purchase contracts on the purchase contract settlement date (subject to, and in accordance with, the terms of the purchase contract and ledge agreement) and such holder shall acquire no right, title or interest in such proceeds;

•	withheld any consent to the assumption (i.e., affirmance) of the related purchase contracts by us or our trustee if we become the subject of a case under the U.S. Bankruptcy Code or other similar state or federal law provision for reorganization or liquidation; and

•	authorized and directed the purchase contract agent to effectuate the subordination provisions of the purchase contract and pledge agreement.

In addition, each beneficial owner of Corporate HiMEDS Units or Treasury HiMEDS Units, by acceptance of the beneficial interest therein, will be deemed to have agreed to treat:

•	each Corporate HiMEDS Unit as an investment unit consisting of an interest in a senior note and a purchase contract;

•	the initial fair market value of each senior note as $50 and the initial fair market value of each purchase contract as $0 and to allocate the purchase price for each Corporate HiMEDS Unit accordingly;

•	each Treasury HiMEDS Unit as an investment unit consisting of an interest in a Treasury security and a purchase contract;

•	itself as the owner of the related senior notes underlying the Corporate HiMEDS Units or the Treasury securities, as the case may be; and

•	the senior notes as indebtedness of the Company for all tax purposes.

Upon a transfer of Corporate HiMEDS Units or Treasury HiMEDS Units, the transferee shall be bound by such terms and provisions.

Consolidation, merger, sale or conveyance

We will covenant in the purchase contract and pledge agreement that we will not merge with and into, consolidate with or convert into any other entity or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to any entity, unless:

•	either we are the continuing entity or the successor entity is a corporation or limited liability company organized and existing under the laws of the United States of America or a U.S. state or the District of Columbia and that corporation or limited liability company expressly assumes our obligations under the purchase contracts, the purchase contract and pledge agreement, the indenture (including any supplement thereto) and the remarketing agreement; and

•	the successor entity is not, immediately after the merger, consolidation, conversion, sale, assignment, transfer, lease or conveyance, in default of its payment obligations under the purchase contracts, the purchase contract and pledge agreement, the indenture (including any supplement thereto) and the remarketing agreement or in material default in the performance of any other covenants under these agreements.

In the event any transaction described above or compliance with the conditions listed above results in Avery Dennison ceasing to be the continuing corporation, the successor corporation or limited liability company formed or remaining shall succeed and be substituted for and have every right and power as Avery Dennison, and Avery Dennison shall be discharged from its obligations under the purchase contract and pledge agreement.

Title

We, the purchase contract agent and the collateral agent may treat the registered owner of any Corporate HiMEDS Units or Treasury HiMEDS Units as the absolute owner of the Corporate HiMEDS Units or Treasury HiMEDS Units for the purpose of making payment and settling the related purchase contracts and for all other purposes.

Governing law

The purchase contract and pledge agreement and the purchase contracts will be governed by, and construed in accordance with, the laws of the State of New York.

Information concerning the purchase contract agent

The Bank of New York Trust Company, N.A. will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of Corporate HiMEDS Units and Treasury HiMEDS Units from time to time. The purchase contract and pledge agreement will not obligate the purchase contract agent to exercise any discretionary actions in connection with a default under the terms of the Corporate HiMEDS Units and Treasury HiMEDS Units or the purchase contract and pledge agreement.

The purchase contract and pledge agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract and pledge agreement will contain provisions under which the purchase contract agent may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor.

Information concerning the collateral agent, custodial agent and securities intermediary

The Bank of New York Trust Company, N.A. will be the collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Corporate HiMEDS Units or Treasury HiMEDS Units except for the obligations owed by a pledgee of property to the owner of the property under the pledge agreement and applicable law.

The purchase contract and pledge agreement will contain provisions limiting the liability of the collateral agent. The purchase contract and pledge agreement will contain provisions under which the collateral agent may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor.

Because The Bank of New York Trust Company, N.A. is serving as both the collateral agent and the purchase contract agent, if an event of default, except an event of default occurring as a result of a failed remarketing, occurs under the purchase contract and pledge agreement, The Bank of New York Trust Company, N.A. will resign as the collateral agent, but remain as the purchase contract agent. We will then select a new collateral agent in accordance with the terms of the purchase contract and pledge agreement.

The Bank of New York Trust Company, N.A. will also serve as the custodial agent and the securities intermediary.

Miscellaneous

The purchase contract and pledge agreement will provide that we will pay all fees and expenses related to the offering of the Corporate HiMEDS Units (other than underwriters’ expenses (including counsel fees and expenses)), the retention of the collateral agent and the enforcement by the purchase contract agent of the rights of the holders of the HiMEDS Units.

Should you elect to substitute the related pledged securities, create Treasury HiMEDS Units or recreate Corporate HiMEDS Units, you shall be responsible for any fees or expenses payable in connection with that substitution, as well as any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted, and we shall not be responsible for any of those fees or expenses.

Description of the senior notes

The following description is a summary of the terms of our senior notes. The descriptions in this prospectus supplement and the accompanying prospectus contain a description of certain terms of the senior notes and the indenture but do not purport to be complete, and reference is hereby made to the indenture and supplemental indenture which are or will be filed as exhibits or incorporated by reference to the registration statement and to the Trust Indenture Act. This summary supplements the description of the senior debt securities in the accompanying prospectus. References to “Avery Dennison,” “we,” “our,” and “us” and “the Company” in this section are to Avery Dennison Corporation only and exclude its subsidiaries.

General

The senior notes will be issued under an indenture dated as of November 20, 2007 between us and The Bank of New York Trust Company, N.A., as indenture trustee, as amended and supplemented by the first supplemental indenture, dated November 20, 2007 (as so amended and supplemented, the “indenture”).

The senior notes will be senior debt securities that will be our direct, unsecured obligations and will rank without preference or priority among themselves and equally with all of our existing and future unsecured senior indebtedness. The senior notes will initially be issued in an aggregate principal amount equal to $400.0 million ($440.0 million if the underwriters exercise their over-allotment option in full).

The senior notes will not be redeemable. The entire principal amount of the senior notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on November 15, 2020, unless we have elected an earlier maturity date in connection with a successful remarketing. In connection with a successful remarketing, we may elect, in our sole discretion, to change the stated maturity of the senior notes to one of the following earlier dates: November 15, 2012, November 15, 2013, November 15, 2015 and November 15, 2017. (For the avoidance of doubt, in no event may we elect a maturity date earlier than November 15, 2012, which is the second anniversary of the purchase contract settlement date.) Any such election would take effect on the reset effective date.

The indenture trustee will initially be the security registrar and the paying agent for the senior notes. Senior notes forming a part of the Corporate HiMEDS Units will be issued in certificated form, will be in denominations of $1,000 and integral multiples of $1,000, without coupons, and may be transferred or exchanged, without service charge but upon payment of any taxes or other governmental charges payable in connection with the transfer or exchange, at the office described below. Payments on senior notes issued as a global security will be made to the depositary or a successor depositary. Principal and interest with respect to certificated notes will be payable, the transfer of the senior notes will be registrable and senior notes will be exchangeable for notes of a like aggregate principal amount in denominations of $1,000, and integral multiples of $1,000, at the office or agency maintained by us for this purpose in New York City. We have initially designated the corporate trust office of the indenture trustee as that office. However, at our option, payment of interest may be made by check mailed to the address of the holder entitled to payment or by wire transfer to an account appropriately designated by the holder entitled to payment.

The indenture does not contain provisions that afford holders of the senior notes protection in the event we are involved in a highly leveraged transaction or other similar transaction that may adversely affect such holders. The indenture does not limit our ability to issue or incur other unsecured debt or issue preferred or common stock.

Interest

Each senior note will bear interest initially at the rate of 5.350% per year from the original issuance date to, but excluding, the reset effective date. On or prior to the reset effective date, interest payments will be payable quarterly in arrears on each February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2008.

Following a successful remarketing, the applicable interest rate on the senior notes will be reset to the reset rate as described above under “Description of the purchase contracts—Remarketing.” The reset rate will become effective on the reset effective date, which will be the purchase contract settlement date. Following a successful remarketing of the senior notes, the senior notes will bear interest from and including the reset effective date at the reset rate to but excluding November 15, 2020, or such earlier maturity date as we may elect in connection with a successful remarketing. If the remarketing is successful, from the reset effective date, interest payments on all senior notes will be paid semi-annually in arrears on May 15 and November 15 (to holders on record date). Semi-annual interest payments will include interest accrued from and including the immediately preceding semi-annual interest payment date or, in the case of the first semi-annual interest payment date following the reset effective date, from the reset effective date.

If the senior notes are not successfully remarketed, the interest rate on the senior note will remain unchanged and interest will continue to be paid on a quarterly basis on February 15, May 15, August 15 and November 15 of each year to holders of record on the first day of the month of such payment.

The amount of interest payable on the senior notes for any period will be computed:

•	for any full quarterly or semi-annual period, as applicable, on the basis of a 360-day year of twelve 30-day months and

•	for any period other than a full quarterly or semi-annual period, as applicable, on the basis of the actual number of days elapsed and a 360-day year.

In the event that any date on which interest is payable on the senior notes is not a business day, then payment of the interest payable on such date will be made on the next day that is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next calendar year, then such payment will be made on the preceding business day.

Optional participation in remarketing

Under the purchase contract agreement, on or prior to 4:00 p.m., New York City time, on the second business day immediately preceding the first day of the remarketing period but no earlier than 35 business days prior to the first remarketing date, holders of senior notes that are not included as part of Corporate HiMEDS Units may elect to have their senior notes included in the remarketing by delivering their senior notes along with a notice of this election to the custodial agent. The custodial agent will hold such senior notes in an account separate from the collateral account in which the securities pledged to secure the holders’ obligations under the purchase contracts will be held. Holders of senior notes that are not included in Corporate HiMEDS Units and that elect to have their notes remarketed will also have the right to withdraw that election on or prior to 4:00 p.m., New York City time, on the second business day immediately preceding the first day of the remarketing period. For more information, see “Description of the purchase contracts—Optional participation in remarketing.”

Put option upon a failed final remarketing

If the senior notes have not been successfully remarketed prior to the purchase contract settlement date, the holders of the senior notes that do not underlie Corporate HiMEDS Units will have the right to put their senior notes to us on the purchase contract settlement date, upon at least two business days’ prior notice, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest.

Events of default

It shall be an event of default under the senior notes if:

•	we fail to pay interest on the senior notes for 30 calendar days after payment was due;

•	we fail to pay principal on the senior notes when due (whether at maturity, by declaration of acceleration or otherwise);

•	we fail to pay on the date payment is due to pay the put price of any senior notes following the exercise of the put right by any holder of senior notes;

•	we default in the performance of, or breach, any other covenant in the indenture governing the senior notes and this default or breach continues for 90 calendar days (or 120 days in the case of certain reports to be provided by us) after written notice is given to us by the trustee or the holders of at least 25% in principal amount of the outstanding aggregate principal amount of the senior notes; or

•	in certain events of our bankruptcy, insolvency or reorganization.

No defeasance

The senior notes will not be subject to defeasance.

Agreement by purchasers of certain tax treatment

Each senior note will provide that, by acceptance of the senior note or a beneficial interest therein, you intend to treat the senior note as indebtedness of the Company for all tax purposes.

Book-entry system

Senior notes which are released from the pledge following substitution or settlement of the purchase contracts will be issued in the form of one or more global certificates, which are referred to as global securities, registered in the name of the depositary or its nominee. Except under the limited circumstances described below or except upon recreation of Corporate HiMEDS Units, senior notes represented by the global securities will not be exchangeable for, and will not otherwise be issuable as, senior notes in certificated form. The global securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in such a global security.

Except as provided below, owners of beneficial interests in such a global security will not be entitled to receive physical delivery of senior notes in certificated form and will not be considered the holders (as defined in the indenture) thereof for any purpose under the indenture, and no global security representing senior notes shall be exchangeable, except for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depositary or if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the indenture.

We will issue the notes in definitive certificated form if the depositary notifies us that it is unwilling or unable to continue as depositary or the depositary ceases to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed by us within 90 days. In addition beneficial interests in a global security certificate may be exchanged for definitive certificated notes upon request by or on behalf of the depositary in accordance with customary procedures. The indenture permits us to determine at any time and in our sole discretion that senior notes shall no longer be represented by global certificates. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global certificates at the request of each DTC participant. We would issue definitive certificates in exchange for any beneficial interests withdrawn. Any global security, or portion thereof, that is exchangeable pursuant to this paragraph will be exchangeable for note certificates registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

Accounting treatment

The net proceeds from the sale of the Corporate HiMEDS Units will be allocated between the purchase contracts and the senior notes in proportion to their respective fair market values at the time of issuance. The present value of the Corporate HiMEDS Units contract adjustment payments will be initially charged to stockholders’ equity, with an offsetting credit to liabilities. This liability is accreted over three years by interest charges to the income statement based on a constant rate calculation. Subsequent contract adjustment payments reduce this liability.

The purchase contracts are forward transactions in our common stock. Upon settlement of each purchase contract, we will receive $50 on the purchase contract and will issue the requisite number of shares of our common stock. The $50 that we receive will be credited to stockholders’ equity.

Before the issuance of our common stock upon settlement of the purchase contracts, the purchase contracts will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share (based on the settlement formula applied at the end of the reporting period) is deemed to be increased by the excess, if any, of the number of shares that would be issued upon settlement of the purchase contracts over the number of shares that could be purchased by us in the market (at the average market price during the period) using the proceeds receivable upon settlement. Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above $65.09, the threshold appreciation price.

Both the Financial Accounting Standards Board and its Emerging Issues Task Force continue to study the accounting for financial instruments and derivative instruments, including instruments such as the units. It is possible that our accounting for the purchase contracts and the senior notes could be affected by any new accounting rules that might be issued by these groups.

Certain U.S. federal income tax consequences

The following is a summary of certain material U.S. federal income tax consequences relating to the purchase, ownership and disposition of the Corporate HiMEDS Units, Treasury HiMEDS Units, senior notes, purchase contracts and our common stock, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. In addition, no statutory, administrative or judicial authority directly addresses the treatment of HiMEDS or instruments similar to HiMEDS for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of the purchase, ownership and disposition of HiMEDS Units are not entirely clear. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. A different treatment from that assumed below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in HiMEDS Units.

This summary is limited to holders who purchase the Corporate HiMEDS Units upon their initial issuance at their initial issue price and who hold the Corporate HiMEDS Units, Treasury HiMEDS Units, senior notes, purchase contracts and our common stock as capital assets. This summary also does not address the effect of the U.S. federal estate or gift tax laws or the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies, or other financial institutions;

•	holders subject to the alternative minimum tax;

•	regulated investment companies;

•	tax-exempt organizations;

•	dealers in securities or commodities;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	real estate investment trusts;

•	foreign persons or entities (except to the extent specifically set forth below);

•	persons that are S-corporations, partnerships or other pass-through entities;

•	expatriates and certain former citizens or long-term residents of the United States;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons who hold the Corporate HiMEDS Units, Treasury HiMEDS Units, senior notes, purchase contracts or our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; or

•	persons deemed to sell the Corporate HiMEDS Units, Treasury HiMEDS Units, senior notes, purchase contracts or our common stock under the constructive sale provisions of the Code.

YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CORPORATE HIMEDS UNITS, TREASURY HIMEDS UNITS, PURCHASE CONTRACTS, SENIOR NOTES AND OUR COMMON STOCK ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Treatment of Corporate HiMEDS Units, Treasury HiMEDS Units and allocation of purchase price

We intend to treat and you, by your acceptance of a beneficial interest in a Corporate HiMEDS Unit, agree to treat each Corporate HiMEDS Unit as an “investment unit” consisting of an interest in a senior note and a purchase contract, and each Treasury HiMEDS Unit as an investment unit consisting of an interest in a Treasury security and a purchase contract. The following discussion assumes that this treatment is correct.

The purchase price of each Corporate HiMEDS Unit will be allocated between our senior note and the purchase contract in proportion to their respective fair market values at the time of purchase, and this allocation will establish your initial tax bases in the senior note and the purchase contract. We will report the fair market value of each a senior note as $50 and the fair market value of each purchase contract as $0. By your acceptance of a beneficial ownership interest in a Corporate HiMEDS Unit, you agree to allocate the purchase price for each Corporate HiMEDS Unit in accordance with the foregoing. The balance of this discussion assumes that this allocation will be respected for U.S. federal income tax purposes. However, if this treatment and allocation are not respected, the timing, amount and character of income, gain or loss recognized by you may be different than described below. You should consult your tax advisor concerning the U.S. federal income tax consequences of the purchase, ownership and disposition of Corporate HiMEDS Units, Treasury HiMEDS Units, our senior notes and purchase contracts if this treatment and allocation are not respected for U.S. federal income tax purposes.

U.S. holders

The following is a summary of certain material U.S. federal income tax consequences that will apply to a U.S. holder of the Corporate HiMEDS Units, Treasury HiMEDS Units, senior notes, purchase contracts and our common stock. Certain consequences to “non-U.S. holders” of the Corporate HiMEDS Units, Treasury HiMEDS Units, our senior notes, the purchase contracts and our common stock are described under “—Non-U.S. holders” below. For purposes of this discussion, the term “U.S. holder” means a holder of the Corporate HiMEDS Units, Treasury HiMEDS Units, senior notes, purchase contracts or our common stock that is:

•	an individual citizen or resident of the United States for U.S. federal income tax purposes;

•	a corporation or other entity taxable as a corporation for U.S. federal income tax purposes created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a United States court and the control of one or more United States persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

Senior notes

General. We intend to treat and a U.S. holder, by its acceptance of a beneficial interest in a Corporate HiMEDS Unit, agrees to treat our senior notes as indebtedness for tax purposes, and the remainder of this discussion assumes that our senior notes are so treated.

Interest Payments. We intend to treat the interest payments on our senior notes as taxable to a U.S. holder as ordinary interest income at the time the payments are accrued or received, in accordance with such holder’s normal method of accounting for U.S. federal income tax purposes. The remainder of this discussion assumes that this treatment is respected for U.S. federal income tax purposes. However, the treatment of the senior notes under current law is not entirely clear. For example, it is possible that the senior notes could be subject to the Treasury regulations governing contingent payment debt instruments. If the IRS successfully argued that these regulations should apply to the senior notes, a U.S. holder could be required to accrue interest income at a rate higher than the stated interest rate on the senior note and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a senior note. A U.S. holder should consult its tax advisor regarding the treatment of the senior notes.

Sale, Exchange or Other Taxable Disposition of Senior Notes (Including upon a Remarketing). A U.S. holder will recognize gain or loss equal to the difference between the amount realized by the U.S. holder upon the sale, exchange or other taxable disposition (including upon the remarketing) of a senior note (less an amount equal to any accrued and unpaid interest not previously included in income, which will be taxable as ordinary interest income), and the U.S. holder’s tax basis in such senior note. Selling expenses incurred by the U.S. holder, including the remarketing fee, will reduce the amount of gain or increase the amount of loss recognized by the U.S. holder upon the disposition of the senior note. The gain or loss will be long-term capital gain or loss if the senior note was held for more than a year at the time of sale or other taxable disposition. Non-corporate U.S. holders may be eligible for reduced rates of taxation on long-term capital gains. The deductibility of capital losses is subject to limitations.

Failure to Participate in Remarketing and Change of Stated Maturity of the Notes. If a U.S. holder does not participate in the remarketing, any reset of the interest rate of the senior notes in connection with the remarketing should not cause the U.S. holder to be treated as having sold, exchanged or otherwise disposed of the senior notes in a taxable disposition. In addition, if we elect to change the maturity date of the notes as described under “Description of Senior Notes — General”, such change should not cause the U.S. holder to be treated as having sold, exchanged or otherwise disposed of the senior notes in a taxable disposition.

Treasury securities

Original Issue Discount. A U.S. holder of a Treasury HiMEDS Unit will be required to treat its ownership interest in the Treasury securities constituting part of the Treasury HiMEDS Unit as an interest in a bond that is originally issued on the date the U.S. holder acquires the Treasury securities and, in the case of Treasury securities with a maturity of more than a year, has original issue discount or, in the case of Treasury securities with a maturity of a year or less, was acquired with acquisition discount. The amount of such original issue discount or acquisition discount, as applicable, generally equals the excess of the amount payable at maturity of the Treasury securities over the purchase price for such securities. A U.S. holder will be required to include any original issue discount in income on a constant yield to maturity basis over the period between the purchase date of the Treasury securities and the maturity date of the Treasury securities, regardless of the U.S. holder’s method of tax accounting and in advance of the receipt of cash attributable to the original issue discount. A U.S. holder that is a cash-method taxpayer will not report acquisition discount until the Treasury securities mature or the U.S. holder sells, exchanges or otherwise disposes of the Treasury securities in a taxable transaction, unless the U.S. holder elects to accrue the acquisition discount on a current basis. If a U.S. holder does not elect to accrue acquisition discount on a current basis, any interest expense on the U.S. holder’s indebtedness used to purchase or carry the Treasury securities will be deferred until the acquisition discount is recognized. A U.S. holder that is an accrual-method taxpayer (or a cash-method taxpayer that elects to accrue acquisition discount) will be required to accrue the acquisition discount on a straight-line basis unless the U.S. holder elects to accrue the acquisition discount on a constant yield to maturity basis. Amounts of original issue discount or acquisition discount included in a U.S. holder’s gross income will increase the U.S. holder’s adjusted tax basis in the Treasury securities.

Sale, Exchange, or Other Disposition of Treasury Securities. If a U.S. holder reconstitutes a Corporate HiMEDS Unit and subsequently sells, exchanges or otherwise disposes of the Treasury securities it receives in a taxable disposition, the U.S. holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such disposition (less any accrued acquisition discount that has not been reported into income, which will be taxable as ordinary income) and the U.S. holder’s adjusted tax basis in the Treasury securities. The gain or loss will be long-term capital gain or loss if held for more than a year at the time of sale or other taxable disposition. Non-corporate U.S. holders may be eligible for reduced rates of taxation on long-term capital gains. The deductibility of capital losses is subject to limitations.

Purchase contracts

Contract Adjustment Payments. There is no direct authority addressing the treatment of the contract adjustment payments under current law, and their treatment is unclear. Contract adjustment payments may constitute taxable income to a U.S. holder when received or accrued, in accordance with such holder’s method of tax accounting. To the extent we are required to file information returns with respect to contract adjustment payments, we intend to report such payments as taxable income to a U.S. holder. A U.S. holder should consult its tax advisor concerning the treatment of contract adjustment payments. The treatment of contract adjustments payments could affect a U.S. holder’s tax basis in a purchase contract or common stock received under a purchase contract or its amount realized upon the sale or disposition of a purchase contract (whether held as part of a Corporate HiMEDS Unit or a Treasury HiMEDS Unit) or the termination of a purchase contract. See “—Acquisition of our Common Stock under a Purchase Contract,” “—Termination, Early Settlement or Merger Early Settlement of a Purchase Contract,” and “Sale, exchange, or other taxable disposition of Corporate HiMEDS Units or Treasury HiMEDS Units.”

Acquisition of our Common Stock under a Purchase Contract. A U.S. holder generally will not recognize gain or loss on the purchase of our common stock pursuant to the purchase contract

(including upon an early settlement of the purchase contract), except with respect to any cash received in lieu of a fractional share of our common stock, in which case the U.S. holder will recognize capital gain or loss equal to the difference between the cash received and the U.S. holder’s adjusted tax basis in the fractional share. Any such gain or loss will be short-term capital gain or loss. The deductibility of capital losses is subject to limitations.

A U.S. holder’s aggregate initial tax basis in the common stock received by such U.S. holder (including fractional shares) under a purchase contract generally will equal the sum of (i) the amount paid to settle the purchase contract and (ii) the U.S. holder’s adjusted tax basis in the purchase contract (if any). A U.S. holder’s adjusted tax basis in the purchase contract will be equal to any contract adjustment payments reported into income but not received. The holding period for our common stock received under a purchase contract will commence on the day after such common stock is received.

Termination, Early Settlement or Merger Early Settlement of a Purchase Contract. If a purchase contract terminates or the purchase contract is settled early, the U.S. holder will recognize gain or loss with respect to the purchase contract equal to the difference between the amount realized (if any) and the U.S. holder’s adjusted tax basis (if any) in the purchase contract at the time of the termination or the merger early settlement. Any gain or loss will be capital gain or loss. The deductibility of capital losses is subject to limitations. A U.S. holder will not recognize gain or loss on the receipt of a senior note or Treasury securities upon termination or early settlement of the purchase contract and the U.S. holder will have the same adjusted tax basis in the senior note or Treasury securities as before the termination or early settlement. If we are involved in certain merger transactions and the purchase contract is settled early in part for cash and in part for stock, the U.S. holder would likely allocate its basis between the cash and stock consideration based on their relative fair market values and would recognize gain or loss with respect to the portion of the purchase contract that is settled for cash, although it is possible that the U.S. holder could recognize gain (but not be permitted to recognize any loss) on its entire purchase contract to the extent of the cash.

Constructive Distributions and Dividends. A U.S. holder might be treated as receiving a constructive distribution from us if (i) the settlement rate is adjusted and as a result of such adjustment such U.S. holder’s proportionate interest in our assets or earnings and profits is increased and (ii) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the settlement rate would not be considered made pursuant to such a formula if, for example, the adjustment were made to compensate a U.S. holder for certain taxable distributions with respect to our common stock. Thus, under certain circumstances, an increase in the settlement rate might give rise to a taxable dividend to a U.S. holder even though such holder would not receive any cash related thereto. In addition, in certain situations, a U.S. holder might be treated as receiving a constructive distribution if we fail to adjust the settlement rate.

Ownership of common stock acquired under the purchase contract

Distributions. Any distribution on our common stock paid by us out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will constitute a dividend and will be includible in income by a U.S. holder of common stock when received. Any such dividend will be eligible for the dividends-received deduction if received by an otherwise qualifying corporate U.S. holder that meets the holding period and other requirements for the dividends-received deduction. For tax years beginning before 2011, non-corporate U.S. holders that receive dividends on our common stock are eligible for a reduced rate of taxation if certain requirements are satisfied. Any distributions on our common stock in excess of our current and accumulated earnings and profits will first be applied to reduce the U.S. holder’s tax basis in the common stock, and any amount in excess of the U.S. holder’s tax basis will be treated as gain from the sale or exchange of the U.S. holder’s common stock, as described immediately below.

Sale, Exchange or Other Taxable Disposition. Upon a sale, exchange, or other taxable disposition of our common stock, a U.S. holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock. The gain or loss will be long-term capital gain or loss if held for more than a year at the time of sale or other taxable disposition. Non-corporate U.S. holders may be eligible for reduced rates of taxation on long-term capital gains. The deductibility of capital losses is subject to limitations.

Creation of Treasury HiMEDS Units.

A U.S. holder of a Corporate HiMEDS Unit that delivers Treasury securities to the collateral agent and receives senior notes will not recognize gain or loss upon the delivery of the Treasury securities or the release of the senior notes to the U.S. holder and will continue to be treated as the owner of the Treasury securities for U.S. federal income tax purposes.

Recreation of Corporate HiMEDS Units

A U.S. holder of a Treasury HiMEDS Unit that delivers our senior notes to the collateral agent in substitution for the pledged Treasury securities that the U.S. holder previously delivered to create Treasury HiMEDS Units generally will not recognize gain or loss upon the delivery of the senior notes or the release of the pledged Treasury securities to the U.S. holder, and will have the same adjusted tax basis in the senior notes or Treasury securities as before the recreation.

Sale, exchange, or other taxable disposition of Corporate HiMEDS Units or Treasury HiMEDS Units

If a U.S. holder sells, exchanges, or otherwise engages in a taxable disposition of a Corporate HiMEDS Unit or a Treasury HiMEDS Unit, the U.S. holder will be treated as having sold, exchanged, or disposed of the purchase contract and the senior note or Treasury security, as the case may be, that constitute such Corporate HiMEDS Unit or Treasury HiMEDS Unit. The proceeds realized on the disposition will be allocated between the purchase contract and the senior note or Treasury security, as the case may be, in proportion to their respective fair market values at the time of the disposition.

If a U.S. holder sells, exchanges or otherwise engages in a taxable disposition of a Corporate HiMEDS Unit or a Treasury HiMEDS Unit when the purchase contract has a negative value as to the U.S. holder (i.e., the purchase contract represents a net liability of the U.S. holder), the U.S. holder should be considered to have received additional consideration for the senior note or Treasury security, as the case may be, constituting part of such Corporate HiMEDS Unit or Treasury HiMEDS Unit in an amount equal to the absolute value of such negative value, and to have paid this amount to the purchaser to be released from its obligation under the purchase contract. U.S. holders should consult their tax advisors regarding a disposition of a Corporate HiMEDS Unit or a Treasury HiMEDS Unit at a time when the purchase contract has a negative value.

The treatment of a taxable disposition of the purchase contract is described above under “Purchase contracts;” the treatment of a taxable disposition of our senior notes is described above under “Senior notes;” and, the treatment of a taxable disposition of a Treasury security is described above under “Treasury securities.”

Non-U.S. holders

The following is a summary of certain material U.S. federal income tax consequences that will apply to non-U.S. holders of the Corporate HiMEDS Units, Treasury HiMEDS Units, senior notes, purchase contracts and our common stock. For purposes of this discussion, a “non-U.S. holder” means a holder that is not a U.S. holder.

Contract adjustment payments

We intend to treat any contract adjustment payments paid to a non-U.S. holder as amounts generally subject to withholding tax at a 30% rate, unless an income tax treaty reduces or eliminates such tax or the payment is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States. In the latter case, the non-U.S. holder will be subject to U.S. federal income tax with respect to any contract adjustment payments at regular rates applicable to U.S. taxpayers unless an income tax treaty reduces or eliminates the tax, and if the non-U.S. holder is treated as a corporation for U.S. federal income tax purposes, the non-U.S. holder may also be subject to a 30% branch profits tax, unless an income tax treaty reduces or eliminates the branch profits tax. Prospective investors should consult their tax advisors concerning contract adjustment payments.

Payments of interest on the senior notes and Treasury securities

A non-U.S. holder will not be subject to the 30% U.S. federal withholding tax with respect to payments of interest (including original issue discount and acquisition discount) on a senior note or Treasury security, provided that the non-U.S. holder:

•	does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	is not a “controlled foreign corporation” with respect to which we are, directly or indirectly, a “related person;”

•	is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•	provides the holder’s name and address, and certifies, under penalties of perjury, that the holder is not a United States person (which certification may be made on an IRS Form W-8BEN (or successor form)), or, if the holder holds the senior notes or Treasury securities through certain foreign intermediaries, such holder and the foreign intermediaries satisfy the certification requirements of applicable Treasury Regulations.

If a non-U.S. holder cannot satisfy the requirements described above, such holder will be subject to a 30% U.S. federal withholding tax unless the non-U.S. holder provides us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable United States income tax treaty or (2) IRS Form W-8ECI (or successor form) stating that the interest (including acquisition discount and original issue discount) is not subject to withholding tax because it is effectively connected with the conduct of a United States trade or business. If a non-U.S. holder is engaged in a trade or business in the United States and interest (including any acquisition discount and original issue discount) on the senior notes or Treasury securities is effectively connected with the conduct of that trade or business, the non-U.S. holder will be subject to U.S. federal income tax on such amounts on a net income basis (although the holder will be exempt from the 30% withholding tax, provided the certification requirements described above are satisfied) in the same manner as if the non-U.S. holder were a United States person as defined in the Code. In addition, foreign corporations holding the senior notes or Treasury securities may be subject to a branch profits tax equal to 30% (or lower rate as may be prescribed under an applicable United States income tax treaty) of such foreign corporation’s earnings and profits for the taxable year, subject to adjustments, that are effectively connected with such foreign corporation’s conduct of a trade or business in the United States.

Sale, exchange, redemption or other taxable disposition of the HiMeds Units, senior notes, Treasury securities, purchase contracts or common stock

Any gain realized on the sale, exchange, redemption or other disposition of the HiMeds Units, senior notes, Treasury securities, purchase contracts or our common stock (except with respect to payments of accrued interest, OID or acquisition discount, which are discussed above) generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-U.S. holder within the United States);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•	in the case of our common stock or the purchase contracts, we are or have been a “United States real property holding corporation,” or USRPHC, within the meaning of the “Foreign Investment in Real Property Tax Act for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that you held our common stock. We do not believe that we are currently, and do not anticipate becoming, a USRPHC.

If a non-U.S. holder’s gain is described in the first bullet point above, such holder generally will be subject to U.S. federal income tax on the net gain derived from the sale. If the non-U.S. holder is a corporation, then such holder may be required to pay a branch profits tax at a 30% rate (or such lower rate as may be prescribed under an applicable United States income tax treaty) on any such effectively connected gain. If a non-U.S. holder is an individual described in the second bullet point above, such holder will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by United States source capital losses, even though the non-U.S. holder is not considered a resident of the United States. Non-U.S. holders should consult any applicable income tax treaties that may provide for different rules. In addition, such holders are urged to consult their tax advisors regarding the tax consequences of the acquisition, ownership and disposition of the senior notes, Treasury securities or our common stock.

Dividends

Dividends paid to a non-U.S. holder of our common stock generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends, unless such rate is reduced by an applicable United States income tax treaty. Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States are generally subject to U.S. federal income tax on a net income basis and are exempt from the 30% withholding tax (assuming compliance with certain certification requirements). Any such effectively connected dividends received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to the branch profits tax at a 30% rate or such lower rate as may be prescribed under an applicable United States income tax treaty.

In order to claim the benefit of a United States income tax treaty or to claim exemption from withholding because dividends paid to a non-U.S. holder on our common stock are effectively connected with such holder’s conduct of a trade or business in the United States, the non-U.S. holder must provide a properly executed and updated IRS Form W-8BEN for treaty benefits or W-8ECI for effectively connected income (or such successor form as the IRS designates), prior to the payment of dividends. These forms must be periodically updated. Non-U.S. holders may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund.

Backup withholding and information reporting

Unless a U.S. holder is an exempt recipient, such as a corporation, payments with respect to the HiMEDS Units, including on the senior notes, Treasury securities, purchase contracts or our common stock, the proceeds received with respect to a fractional share of common stock upon the settlement of a purchase contract, and the proceeds received from sale of HiMEDS Units, senior notes, Treasury securities, purchase contracts or our common stock may be subject to backup withholding tax if such U.S. holder fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting or certification requirements.

A non-U.S. holder generally will not be subject to backup withholding with respect to payments that we make to such holder on the senior notes, purchase contracts, Treasury securities or our common stock provided that we do not have actual knowledge or reason to know that such holder is a United States person and the non-U.S. holder has given us the relevant statement described above under “—Non U.S. holders—Payments of interest on the senior notes and Treasury securities.” In addition, a non-U.S. holder will not be subject to backup withholding or information reporting with respect to the proceeds of the sale of the senior notes, purchase contracts, Treasury securities or our common stock within the United States or conducted through certain United States related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that such holder is a United States person, as defined under the Code, or the non-U.S. holder otherwise establishes an exemption. However, we may be required to report annually to the IRS and to the non-U.S. holder the amount of, and the tax withheld with respect to, any contract adjustment payment, interest or dividend paid to such holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides.

Any amounts withheld under the backup withholding rules will be allowed as a credit against a holder’s U.S. federal income tax liability provided that the required information is furnished to the IRS in a timely manner.

Certain ERISA considerations

The following is a summary of certain considerations associated with the purchase of the HiMEDS Units (and any securities comprising or underlying such securities) by or on behalf of pension, profit-sharing, Keogh or other employee benefit plans or individual retirement accounts that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General fiduciary matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment of a portion of the assets of any Plan in the HiMEDS Units (and any securities comprising or underlying such securities), a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any other applicable Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited transaction issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“Parties in Interest”) with respect to certain ERISA Plans. Where we are a Party in Interest with respect to an ERISA Plan (either directly or by reason of our ownership of our subsidiaries), the purchase and holding of the HiMEDS Units (and any securities comprising or underlying such securities) by or on behalf of the ERISA Plan may be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below) or there was some other basis on which the transaction was not prohibited. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and/or the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of the HiMEDS Units (and any securities comprising or underlying such securities) by an ERISA Plan with respect to which we, the underwriters, or remarketing agent is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the HiMEDS Units (and any securities comprising or underlying such securities). These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, ERISA Section 408(17) and Section 4975(d)(20) provides relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Each purchaser and holder of the HiMEDS Units (or any securities comprising or underlying such securities) will be deemed to have represented by its purchase or holding thereof from and including the date if its acquisition of the HiMEDS Units (or any security comprising or underlying such securities) through and including the date of the satisfaction of the obligation under the purchase contract and/or the disposition of any such HiMEDS Units (and any components comprising or underlying such securities) that either (a) it is not purchasing or holding the HiMEDS Units (and any securities comprising or underlying such securities) on behalf of or with “plan assets” of any Plan, or (b) its purchase, holding and disposition of the HiMEDS Units (and any securities comprising or underlying such securities) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to Similar Laws. Any purchaser that is a governmental, church or foreign plan will be deemed to represent that its purchase and holding of any HiMEDS Units will not give rise to a violation of applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of the applicable rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the HiMEDS Units (and any securities comprising or underlying such securities) on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code and any applicable Similar Laws.

Underwriting

J.P. Morgan Securities Inc., the sole structuring advisor, and Citigroup Global Markets Inc. are acting as representatives of the underwriters. We and the underwriters named below have entered into an underwriting agreement covering the Corporate HiMEDS Units to be offered in this offering. Subject to the terms and conditions stated in the underwriting agreement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of Corporate HiMEDS Units set forth opposite the underwriter’s name.

Number of Corporate
Underwriter	HiMEDS Units

J.P. Morgan Securities Inc.	3,200,000
Citigroup Global Markets Inc.	1,752,800
Banc of America Securities LLC	1,148,000
Barclays Capital Inc.	927,200
Wachovia Capital Markets, LLC	972,000

Total	8,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the Corporate HiMEDS Units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriting agreement provides that if the underwriters purchase any of the Corporate HiMEDS Units presented in the table above, then they must purchase all of these Corporate HiMEDS Units. No underwriter is obligated to purchase any Corporate HiMEDS Units allocated to a defaulting underwriter, except under limited circumstances.

The underwriters are offering the Corporate HiMEDS Units subject to the prior sale of Corporate HiMEDS Units, and when, as and if such Corporate HiMEDS Units are delivered to and accepted by them. The underwriters will initially offer to sell Corporate HiMEDS Units directly to the public at the initial public offering price shown on the cover page of this prospectus supplement. The underwriters may sell Corporate HiMEDS Units to securities dealers at a discount of up to $0.90 per Corporate HiMEDS Unit from the initial public offering price. After the initial public offering, the underwriters may vary the public offering price and other selling terms.

We have granted the underwriters an option to purchase an aggregate of up to an additional 800,000 Corporate HiMEDS Units to cover over-allotments, if any, at the initial offering price to the public. Any additional purchase may be made at any time on or before 30 days after the date of the underwriting agreement. To the extent that the option is exercised, each underwriter will be obligated, so long as the conditions set forth in the underwriting agreement are satisfied, to purchase its pro rata percentage of these additional Corporate HiMEDS Units based on the underwriting commitment shown in the first table above.

The following table shows the underwriting discounts and commissions that we will pay the underwriters in connection with this offering.

	No exercise	Full exercise

Per Corporate HiMEDS Unit	$1.50	$1.50
Total	$12,000,000	$13,200,000

The Corporate HiMEDS Units have been approved for listing on the New York Stock Exchange under the symbol “AVY PrA”, subject to official notice of issuance. We expect trading of the Corporate HiMEDS Units on the New York Stock Exchange to commence on the date of the initial delivery of the Corporate HiMEDS Units. Neither the Treasury HiMEDS Units nor the senior notes initially will be listed. However, if the Treasury HiMEDS Units or the senior notes are separately traded to a sufficient extent to that applicable exchange listing requirements are met, we may list the Treasury HiMEDS Units or the senior notes on the same exchange as the Corporate HiMEDS Units are then listed, including, if applicable, the New York Stock Exchange, although we are under no obligation to do so. The HiMEDS Units are a new issue of securities with no established trading market. We have been advised by the representatives that they intend to make a market in the Corporate HiMEDS Units, but they are not obligated to do so and may discontinue their market making at any time without notice. We can provide no assurance as to the liquidity of any trading market for the Corporate HiMEDS Units.

The representatives have advised us that, on behalf of the underwriters, they may make short sales of our Corporate HiMEDS Units in connection with this offering, resulting in the sale by the underwriters of a greater number of Corporate HiMEDS Units than they are required to purchase pursuant to the underwriting agreement. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the trading price of the Corporate HiMEDS Units in the open market that could adversely affect investors who purchase Corporate HiMEDS Units in this offering. Any short position will be closed out by purchasing Corporate HiMEDS Units in the open market. Similar to the other stabilizing transactions described below, open market purchases made by the underwriters to cover all or a portion of their short position may have the effect of preventing or retarding a decline in the market price of our Corporate HiMEDS Units following this offering. As a result, our Corporate HiMEDS Units may trade at a price that is higher than the price that otherwise might prevail in the open market.

The representatives have advised us that, pursuant to Regulation M under the Exchange Act, they may engage in transactions, including stabilizing bids or the imposition of penalty bids, that may have the effect of stabilizing or maintaining the market price of the Corporate HiMEDS Units at a level above that which might otherwise prevail in the open market. A “stabilizing bid” is a bid for or the purchase of Corporate HiMEDS Units on behalf of the underwriters for the purpose of fixing or maintaining the price of the Corporate HiMEDS Units. A “penalty bid” is an arrangement permitting the representative to claim the selling concession otherwise accruing to an underwriter or syndicate member in connection with the offering if the Corporate HiMEDS Units originally sold by that underwriter or syndicate member is purchased by the representative in the open market pursuant to a stabilizing bid or to cover all or part of a syndicate short position. The representatives have advised us that stabilizing bids and open market purchases may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

One or more of the underwriters may facilitate the marketing of this offering online directly or through one of its affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, place orders online or through their financial advisors.

We estimate that the total expenses of this offering, excluding underwriting discounts, will be approximately $1.0 million.

We and certain of our directors and executive officers have agreed that, with limited exceptions, during the period beginning from the date of this prospectus supplement and continuing to and including the date 90 days after the date of this prospectus supplement, we and they will not without the prior written consent of the representatives:

•	directly or indirectly, issue, offer, sell, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any shares of common stock or any securities which is substantially similar to the shares of common stock, including any security of the Company or any subsidiary that is convertible into, or exercisable or exchangeable for shares of common stock or equity securities, or that holds the right to acquire any shares of common stock or equity securities of the Company or any subsidiary other than our sale of shares in this offering, the issuance of our shares of common stock upon the exercise of outstanding options or warrants, and the issuance of options or shares of common stock under existing stock option and incentive plans, or make any announcement of any of the foregoing;

•	establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder) with respect to any shares of common stock or any securities which is substantially similar to the shares of common stock; and

•	otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of any shares of common stock or any securities which is substantially similar to the shares of common stock, whether or not such transaction is to be settled by delivery of shares of common stock or any shares of common stock or any securities which is substantially similar to the shares of common stock, other securities, cash or other consideration,

The foregoing restrictions shall not apply to (i) our buy back of shares of our common stock pursuant to our stock buy back program, (ii) our filing a shelf registration statement with respect to such securities, provided that we will not effect any sales of such securities pursuant to such shelf registration statement during the 90 day period described above, (iii) transactions relating to shares of our common stock or other securities acquired in open market transactions after the completion of this offering, (iv) transfers by such executive officers and directors of shares of our common stock or common stock equivalents as a bona fide gift or by will or intestacy, including transfers to a trust where the beneficiaries of the trust are drawn solely from a group consisting of the executive officer or director, provided that each transferee agrees to be similarly restricted for the 90 day period or (v) transfers by such directors and executive officers of up to one million shares of our common stock in the aggregate.

The offer of the HiMEDS Units has not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“ROC”), pursuant to relevant securities laws and regulations and may not be offered or sold within the ROC through a public offering or in a circumstance which constitutes an offer within the meaning of the Securities and Exchange Law of the ROC that requires a registration or approval of the Financial Supervisory Commission of the ROC.

Each underwriter has represented that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any common stock in circumstances in which Section 21(1) of the FSMA does not apply to us and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area, the “EU,” plus Iceland, Norway and Liechtenstein. which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the European Union Prospectus Directive (the “EU Prospectus Directive”) is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of common stock to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

(i)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(ii)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than #43,000,000 and (3) an annual net turnover of more than #50,000,000, as shown in its last annual or consolidated accounts;

(iii)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the book-running mangers for any such offer; or

(iv)	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State and the expression EU Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Neither this prospectus nor any other offering material relating to the securities described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the securities has been or will be

•	released, issued, distributed or caused to be released, issued or distributed to the public in France or

•	used in connection with any offer for subscription or sale of the securities to the public in France.

Such offers, sales and distributions will be made in France only

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier or

•	to investment services providers authorized to engage in portfolio management on behalf of third parties or

•	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The securities may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

This prospectus does not constitute an invitation or offer to the public in the Cayman Islands of the securities, whether by way of sale or subscription. The underwriters have not offered or sold, and will not offer or sell, directly or indirectly, any securities in the Cayman Islands.

Each underwriter has represented and agreed that no securities may be offered or sold in Bermuda (although offers may be made to persons in Bermuda from outside Bermuda) and offers may only be accepted from persons resident in Bermuda, for Bermuda exchange control purposes, where such offers have been delivered outside Bermuda. Persons resident in Bermuda for Bermuda exchange control purposes, may require the prior approval of the Bermuda Monetary Authority in order to acquire any offered securities.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

The underwriters and certain of their affiliates have performed investment banking, advisory, general financing and commercial banking services for us and our subsidiaries from time to time for which they have received customary fees and expenses. An affiliate of J.P. Morgan Securities Inc. is the administrative agent and a lender, J.P. Morgan Securities Inc. is the sole lead arranger and bookrunner, and affiliates of Banc of America Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC are lenders under our $1.1 billion revolving credit facility. An affiliate of Citigroup Global Markets Inc. is the administrative agent and a lender, Banc of America Securities LLC and Citigroup Global Markets Inc. are arrangers, and affiliates of Banc of America Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wachovia Capital Markets, LLC are lenders under our $1 billion revolving credit facility. The underwriters may, from time to time in the future, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of their business.

Because more than 10% of the net proceeds of this offering may be paid as described under “Use of proceeds” to affiliates of members of the Financial Industry Regulatory Authority (“FINRA”) who are participating in this offering, this offering is being conducted in compliance Rule 2710(h) and Rule 2720 of the FINRA Conduct Rules. This rule provides that, among other things, subject to certain exceptions, the combination of (i) the sum of the annual quarterly contract adjustment rate with respect to the purchase contracts and the annual initial interest rate with respect to the senior notes and (ii) the minimum and maximum settlement rates with respect to the HiMEDS Units being offered can be no lower than that recommended by a “qualified independent underwriter” meeting certain standards established by FINRA. J.P. Morgan Securities Inc. is assuming the responsibility of acting as the qualified independent underwriter in pricing the offering and conducting due diligence.

This prospectus supplement, as amended or supplemented, may be used by the remarketing agent for remarketing of securities at such time as is necessary or upon early settlement of the purchase contracts.

Validity of the securities

The validity of the securities offered by this prospectus will be passed upon for us by Latham & Watkins LLP, Los Angeles, California. Certain legal matters will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 10-K for the year ended December 30, 2006 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Paxar Corporation at December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 incorporated in this prospectus supplement by reference to the Current Report on Form 8-K/A filed with the Commission on August 29, 2007 have been audited by Ernst & Young LLP, independent registered certified public accounting firm, as set forth in their report thereon appearing therewith and are incorporated in reliance upon such report, given on the authority of such firm as experts in auditing and accounting.

PROSPECTUS

AVERY DENNISON CORPORATION

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Purchase Contracts
Units

We may offer and sell the securities in any combination from time to time in one or more offerings. The debt securities, preferred stock, warrants, purchase contracts and units may be convertible into or exercisable or exchangeable for our common stock, our preferred stock or our other securities. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest in any of our securities.

We may sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters will be included in the applicable prospectus supplement.

Investing in our securities involves risks.  See the “Risk Factors” section contained in the applicable prospectus supplement and in the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or completeness of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 14, 2007.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the United States Securities and Exchange Commission, or the “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. By using a shelf registration statement, we may sell any combination of our common stock, preferred stock, depositary shares, debt securities, rights, warrants, purchase contracts and units from time to time and in one or more offerings. This prospectus only provides you with a summary description of our common stock. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered (if other than common stock) and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “we,” “our” and “us” in this prospectus, we mean Avery Dennison Corporation, excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries. When we refer to “you” or “yours,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

Our web site address is http://www.averydennison.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as indicated below. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement. We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC.

•	our Annual Report on Form 10-K for the year ended December 30, 2006;

•	our Quarterly Report on Form 10-Q filed with the SEC on May 10, 2007;

•	our Quarterly Report on Form 10-Q filed with the SEC on August 9, 2007;

•	our Quarterly Report on Form 10-Q filed with the SEC on November 7, 2007;

•	our Proxy Statement on Schedule 14A dated March 15, 2007;

•	our Current Report on Form 8-K filed with the SEC on January 18, 2007;

•	our Current Report on Form 8-K filed with the SEC on February 6, 2007;

•	our Current Report on Form 8-K filed with the SEC on March 2, 2007;

•	our Current Report on Form 8-K filed with the SEC on March 23, 2007;

•	our Current Report on Form 8-K filed with the SEC on April 23, 2007;

•	our Current Report on Form 8-K filed with the SEC on June 15, 2007;

•	our Current Report on Form 8-K filed with the SEC on June 19, 2007;

•	our Current Report on Form 8-K filed with the SEC on July 30, 2007;

•	our Current Report on Form 8-K filed with the SEC on August 16, 2007;

•	our Current Report on Form 8-K/A filed with the SEC on August 29, 2007;

•	our Current Report on Form 8-K filed with the SEC on October 1, 2007;

•	our Current Report on Form 8-K filed with the SEC on November 13, 2007;

Current Reports on Form 8-K containing only Regulation FD or Regulation G disclosure furnished under Items 2.02 and 7.01 of Form 8-K and related exhibits furnished under Item 9.01 of Form 8-K are not incorporated herein by reference.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Secretary
Avery Dennison Corporation
150 North Orange Grove Boulevard
Pasadena, California 91103
(626) 304-2000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the information incorporated herein and therein by reference may contain “forward-looking” statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding future events, which may or may not occur. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will,” “would,” or similar expressions, which refer to future events and trends, identify forward-looking statements. Such forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties, which could cause our actual results to differ materially from expected results, performance or achievements expressed or implied by such forward-looking statements. Actual results and trends may differ materially from historical or expected results depending on a variety of factors, including, among others, risks and uncertainties relating to investment in development activities and new production facilities, fluctuations in cost and availability of raw materials; our ability and the ability of our subsidiaries to achieve and sustain targeted cost reductions, including cost synergies expected from the integration of the Paxar Corporation; our ability to generate sustained productivity improvements; successful integration of acquisitions; successful implementation of new manufacturing technologies and installation of manufacturing equipment; the financial condition and inventory strategies of customers; customer and supplier concentrations; changes in customer order patterns; loss of significant contracts or customers; timely development and market acceptance of new products; fluctuations in demand affecting sales to customers; impact of competitive products and pricing; business mix shift; credit risks; our ability to obtain adequate financing arrangements; fluctuations in interest rates; fluctuations in pension, insurance and employee benefit costs; impact of legal proceedings, including, among others, investigations into industry competitive practices, and any related proceedings or lawsuits pertaining to these investigations or to the subject matter thereof, as well as the impact of potential violations of the U.S. Foreign Corrupt Practices Act; changes in government regulations; changes in U.S. or international economic or political conditions; fluctuations in foreign currency exchange rates and other risks associated with foreign operations; impact of epidemiological events on the economy and our customers and suppliers; acts of war, terrorism and natural disasters; and other matters referred to in our SEC filings.

For a more detailed discussion of these and other risk factors, see Part  I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our Annual Report on Form 10-K for the fiscal year ended December 30, 2006 as well as in Part II, Item IA. “Risk Factors” and Part I, Item 2. “Management Discussion of Financial Condition and Results of Operation” in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 29, 2007. The forward-looking statements included in this prospectus and any accompanying prospectus supplement and the documents that we incorporate by reference herein and therein are made only as of their respective dates, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances, except as required by law.

AVERY DENNISON CORPORATION

We are a global leader in pressure-sensitive labeling materials, retail tag, ticketing and branding systems, and office products. Headquartered in Pasadena, California, we are a FORTUNE 500 Company with sales of $5.6 billion for 2006. Following the acquisition of Paxar Corporation in June 2007, we had more than 30,000 employees in over 50 countries worldwide, who develop, manufacture and market a wide range of products for both consumer and industrial markets. Products offered by us include: Fasson brand self-adhesive materials; Avery Dennison and Paxar brand products for the retail and apparel industries; Avery brand office products and graphics imaging media; specialty tapes, peel-and-stick postage stamps, and labels for a wide variety of automotive, industrial and durable goods applications.

Avery Dennison is a Delaware corporation. Our principal executive offices are located at 150 North Orange Grove Boulevard, Pasadena, California 91103. Our main telephone number is (626) 304-2000.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratios of earnings to fixed charges are as follows for the periods indicated:

	Nine Months
	Ended
	Sept. 29,	Fiscal Year
	2007	2006	2005	2004	2003	2002

Ratio of earnings to fixed charges(1)	3.9	5.9	5.1	5.4	4.9	6.1

Pro forma ratio of earnings to fixed charges(2)	2.8	3.4

(1) The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, “earnings” consist of income before taxes plus fixed charges and amortization of capitalized interest, less capitalized interest. “Fixed charges” consist of interest expense, capitalized interest and the portion of rent expense (estimated to be 35%) on operating leases deemed representative of interest.

(2) The pro forma ratios of earnings to fixed charges reflect the pro forma effects on earnings and fixed charges as defined in note (1) above, giving effect to the Paxar acquisition as if such acquisition had occurred on January 1, 2006, including incremental interest expense attributable to the notes offered pursuant to this offering memorandum and the remaining approximately $1,300,000,000 of borrowings (at a weighted average interest rate of 5.44% as of the closing date of the Paxar acquisition) utilized to fund the acquisition of Paxar.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We may invest funds not required immediately for such purposes in short-term investment grade securities.

DESCRIPTION OF SECURITIES

We may issue from time to time, in one or more offerings, the following securities:

•	common stock;

•	preferred stock;

•	depositary shares;

•	debt securities;

•	warrants to purchase debt securities, common stock, preferred stock or depositary shares;

•	purchase contracts to purchase common stock, preferred stock or depositary shares; and

•	units.

We will set forth in the applicable prospectus supplement a description of the debt securities, preferred stock, depositary shares, common stock, warrants, purchase contracts and units that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest in any of our securities.

DESCRIPTION OF
COMMON STOCK AND PREFERRED STOCK

The following description of our common stock and preferred stock is only a summary and is qualified in its entirety by reference to our certificate of incorporation and bylaws. Therefore, you should read carefully our Restated Certificate of Incorporation (the “Restated Certificate”) and our Bylaws, as amended, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

This prospectus describes certain general terms of our capital stock. For a more detailed description of these securities, we refer you to the applicable provisions of Delaware law and our Restated Certificate. When we offer to sell a particular series of our preferred stock, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of our preferred stock, you must refer to both the prospectus supplement relating to that series and the description of our preferred stock set forth in this prospectus.

Pursuant to our Restated Certificate, our authorized capital stock consists of 400,000,000 shares of common stock, par value $1.00 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share. As of October 27, 2007, we had 106,480,795 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Subject to any preferential rights that our board of directors may grant in connection with the future issuance of preferred stock, each holder of common stock is entitled to one vote per share on all matters voted upon by the stockholders. Each holder of common stock is entitled to receive ratably any dividends declared on the common stock by the board of directors from funds legally available for distribution. In the event of our liquidation, dissolution or winding up, after we pay all debts and other liabilities and any liquidation preference on the preferred stock, each holder of common stock would be entitled to share ratably in all of our remaining assets. The common stock has no subscription, redemption, conversion or preemptive rights. All shares of common stock are fully paid and nonassessable.

Delaware General Corporation Law Section 203

As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”), which restricts certain business combinations between us and an “interested stockholder” (in general, a stockholder owning 15% or more of our outstanding voting stock) or that stockholder’s affiliates or associates for a period of three years following the date on which the stockholder becomes an “interested stockholder.” The restrictions do not apply if:

•	prior to an interested stockholder becoming such, our board of directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder;

•	upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, subject to certain exceptions; or

•	on or after the date an interested stockholder becomes such, the business combination is both approved by our board of directors and authorized at an annual or special meeting of our stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

Preferred Stock

Under the Restated Certificate, our board of directors is authorized generally without stockholder approval to issue shares of preferred stock from time to time, in one or more classes or series. Prior to the issuance of shares of each series, the board of directors is required by the DGCL and the Restated Certificate to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, the following:

•	the number of shares constituting each class or series;

•	voting rights;

•	rights and terms of redemption (including sinking fund provisions);

•	dividend rights and rates;

•	dissolution;

•	terms concerning the distribution of assets;

•	conversion or exchange terms;

•	redemption prices; and

•	liquidation preferences.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests.

We will set forth in a prospectus supplement relating to the class or series of preferred stock being offered the specific terms of each series of our preferred stock.

Preferred Share Purchase Rights

On October 23, 1997, our board of directors adopted a Rights Agreement (Rights Plan) and declared a dividend distribution of one preferred share purchase right (a Right) on each outstanding share of our common stock. The Rights expired on October 31, 2007. The company has not yet redesignated the Series A Junior Participating preferred stock underlying the Rights.

Registrar and Transfer Agent

Computershare is the registrar and transfer agent for our common stock.

VALIDITY OF THE SECURITIES

Latham & Watkins LLP, Los Angeles, California, will pass upon the validity of the securities offered hereby for us.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 30, 2006 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Paxar Corporation at December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 incorporated in this prospectus by reference to the Current Report on Form 8-K/A filed with the Commission on August 29, 2007 have been audited by Ernst & Young LLP, independent registered certified public accounting firm, as set forth in their report thereon appearing therein and are incorporated in reliance upon such report, given on the authority of such firm as experts in auditing and accounting.

8,000,000 HiMEDSSM Units
(Initially Consisting of 8,000,000 Corporate HiMEDS Units)

Avery Dennison Corporation

7.875% Corporate HiMEDS Units

Prospectus supplement

Joint Book-Running Managers

JPMorgan	Citi
Sole Structuring Advisor

Banc of America Securities LLC	Barclays Capital	Wachovia Securities

November 14, 2007